UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HERO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2833	77-0643398
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8 The Green Suite 4000

Dover, DE 19901

(302) 538-4165

(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal Executive Offices)

Gina Serkasevich

310 Commons Trail Ln

Huffman, TX 77336

(713) 992-7858

(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

With copies to:

William T. Hart

Hart & Hart, LLC

1624 N. Washington St.

Denver, CO 80203

(303) 839-0061

Approximate date of commencement of proposed sale to the public: Upon after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock(2)	80,000,000	$0.05	$4,000,000	(1)	$371

Common Stock(3)	138,869,070	$0.07	$9,720,835		$902

(1)	Offering price computed in accordance with Rule 457(a).
(2)	Represents shares to be sold by the Company.
(3)	Represents shares to be sold by selling shareholders.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said section 8(A), may determine.

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HERO TECHNOLOGIES INC.

Common Stock

By means of this prospectus the Company may sell up to 80,000,000 shares of our common stock at a price of $0.05 per share.

A minimum purchase of $1,000 is required in this offering, although, in our discretion, we may accept subscriptions for less than $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of shares that must be sold by us, we may receive no or minimal proceeds from this offering. All proceeds from this offering will be immediately available to us and may be used as they are accepted. Purchasers of the shares will not be entitled to a refund and could lose their entire investments.

This offering will terminate at the earliest of the date on which all shares offered are sold or the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	80,000,000	$0.05	$-0-	$4,000,000

(1)

We may offer the shares through registered broker-dealers and/or selected sales agents. However, information as to any such broker-dealer or selected sales agent shall be disclosed in an amendment to this prospectus.

(2)	Before deducting expenses of this offering estimated at $70,000.

In addition, by means of this prospectus a number of our shareholders are offering to sell up to 138,869,070 shares of our common stock. Until a market develops for our common stock, these shares may be sold at a price of $0.07 per share. If and when our common stock becomes quoted on the OTCQB platform maintained by the OTC Markets Group, the shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. See the section of this prospectus captioned "Selling Shareholders" for more information.

Our stock is currently traded on the Pink Current Information tier maintained by the OTC Markets Group under the symbol "HENC." The closing price of our common stock on December 31, 2021 was $0.049 per share.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus for a discussion that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this Prospectus is January 12, 2022

You should rely only on the information contained in this prospectus. Neither we nor any other person have authorized anyone to provide you with information that is different.

Information contained in, and that can be accessed through our web site, www.herotechnologiesinc.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management's estimates and assumptions relating to such industries based on that knowledge). Management's knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the Company has not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

Overview

            We plan to cultivate, manufacture and sell cannabis products for distribution through a network of company owned dispensaries or through third-party dispensaries. We are dedicated to creating high quality cannabis at a low cost.

Risk Factors: The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and need for additional capital. See the “Risk Factors” section of this prospectus for additional Risk Factors.

The company intends to engage in the cultivation, sale, and distribution of cannabis, a Schedule 1 controlled substance, and distribution and use of cannabis remains illegal under Federal law. A Schedule 1 drug means the United States Drug Enforcement Administration (“DEA”) considers it to have a high potential for abuse, no accepted medical treatment, and lack of accepted safety for the use of it even under medical supervision. Despite the recent acceptance of cannabis among U.S. states and territories, cannabis remains a Schedule I controlled substance at the federal level, and the federal government is within its authority to enforce federal laws relating to the prohibition of cannabis. As such, if the United States federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed, the Company’s business could be materially adversely affected.

Trading Symbol: HENC

Our executive offices are located at 8 The Green Suite 4000, Dover, DE 19901 and our telephone number is (302) 538-4165.

The Offering

By means of this prospectus we may sell up to 80,000,000 shares of our common stock at a price of $0.05 per share.

In addition, by means of this prospectus a number of our shareholders are offering to sell up to 138,869,070 shares of our common stock. Until a market develops for our common stock, these shares may be sold at a price of $0.07 per share. If and when our common stock becomes quoted on the OTCQB platform maintained by the OTC Markets Group, the shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. See the section of this prospectus captioned “Selling Shareholders” for more information.

Common Stock Outstanding

Common stock outstanding prior to the offering: 441,294,088  shares (1)

Common stock to be outstanding after offering. 521,294,088 shares (1)

(1) Assumes all 80,000,000 shares we are offering are sold.

Market and Industry Data

This prospectus contains statistical data and estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research, and are based on certain assumptions that we believe to be reasonable. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contains forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new   products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

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RISK FACTORS

Risks Related to the Company

We have a limited operating history. We have incurred losses and further anticipate continuing to incur losses and are uncertain of future profitability.

We have a limited operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. We are still in development of our technology and operations, and we depend upon continued funding to continue development. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We have not yet generated significant revenue. Since we have an evolving and unpredictable business model, we may not be able to manage growth or grow revenue.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods, or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement, and successfully execute our business and marketing strategy, continually develop, and upgrade our product offering, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition, and results of operations.

We need to raise significant capital and generate significant cash from operations to implement our business plan.

There is uncertainty regarding our ability to grow our business to a greater extent than we can with our existing financial resources, also described below, without additional financing. We have no agreements, commitments, or understandings to secure additional financing at this time, and there is no assurance we can raise additional financing in the future. Our long-term future growth and success is dependent upon our ability to increase revenue from selling our products and services, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to increase revenue from selling our products and services, generate sufficient cash from operations, or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully grow our business to a greater extent than we can with our existing financial resources, also described below.

This offering is being conducted on a “best efforts” basis. There is no minimum amount which is required to be raised in this offering and all proceeds from the sale of the shares of common stock will be delivered to us as they are received. If only a small number of shares are sold, the amount received from this offering may provide little benefit to us. Even if all shares offered are sold, we will need additional capital.

We do not know what the terms of any future capital raising may be, but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital which we require may result in the slower implementation of our business plan.

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Our auditors have expressed doubt as to our ability to continue in business.

The accompanying financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. We had a net loss of $3,114,085 for the nine months ended September 30, 2021. This loss, among other matters, raises substantial doubt about our ability to continue as a going concern. While we are attempting to increase operations and generate additional revenues, our cash position may not be significant enough to support our daily operations.

We are focused on growing our business, but there is no assurance that we will be successful.

We have devoted considerable time, resources, and efforts over the past few years to our growth strategy. These efforts have placed, and are expected to continue to place, demands on our management and other personnel and resources, and have required, and will continue to require, timely and continued investment in facilities, personnel and financial and management systems and controls. We may not be successful in implementing our growth initiatives, which could adversely affect our business.

We are susceptible to general economic conditions, natural catastrophic events and public health crises which could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions. Deterioration in economic conditions could cause decreases in both retail and wholesale trade volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Furthermore, our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations. Currently, the rapid spread of coronavirus (COVID-19) globally has resulted in increased travel restrictions and disruption and shutdown of businesses. We may experience impacts from quarantines and market downturns related to pandemic fears. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and will include emerging information concerning the severity of the coronavirus and the actions taken by governments and private businesses to attempt to contain the coronavirus but is likely to result in a material adverse impact on our business, results of operations and financial condition at least for the near term.

We compete in an industry characterized by extensive research and development efforts and rapid technological progress and we may be unable to compete effectively.

New developments occur and are expected to continue to occur at a rapid pace in the marijuana industry, and there can be no assurance that discoveries or commercial developments by our competitors will not render some or all of our potential products obsolete or non-competitive, which could have a material adverse effect on our business, financial condition and results of operations. We expect to compete with fully integrated and well-established companies in the near and long term. Most of these companies have substantially greater financial, manufacturing and marketing experience and resources than us and represent substantial long-term competition. Such companies may succeed in discovering and developing products and/or extraction processes more rapidly than us and may be more successful than us in manufacturing, sales and marketing.

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Because the use, sale or possession of marijuana is illegal under federal law, the Company and its officers and employees could be subject to criminal and civil sanctions.

The U.S. Government classifies marijuana as a Schedule I controlled substance, meaning marijuana is an illegal substance under federal law and its prescription, use, sale or possession is a violation thereof. Although 29 states, the District of Columbia and Guam allow the use of medical marijuana, eight states and the District of Columbia have legalized marijuana for adult recreational use, and recently enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, the United States Supreme Court has ruled that federal laws criminalizing the use of marijuana pre-empt state laws. Thus, even if we limit our business to marijuana-friendly states, by possessing, distributing or even aiding others in distributing marijuana or marijuana-based products such as cannabinoid oils, the Company, its Officers, Directors and employees may face the prospect of criminal and/or civil sanctions for engaging in activities in violation of federal law and the Company could be at risk of civil and/or criminal forfeiture actions against its assets and operations for such violations. As our business plan depends upon the possession, sale, and use of marijuana and certain cannabinoid extracts, such sanctions or forfeiture actions would be debilitating to the business of the Company and would have a material adverse effect on our operations. In February 2017, the Trump administration made announcements that there could be “greater enforcement” of federal laws regarding cannabis and as a result on January 4, 2018, the DOJ suspended certain Obama era protections set forth previously in the Cole Memo, which was replaced with a new Memo Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo. Any such enforcement actions could have a material adverse effect on our business and results of operations.

Changes in federal law enforcement policy concerning federal marijuana laws could force a suspension or termination of our operations.

The commercial production, processing, distribution and sale of marijuana within the various states of the United States that have legalized these activities for medical and/or recreational purposes has proceeded largely free from federal investigation and prosecution as the result of recently enacted federal spending legislation prohibiting the DOJ from using federal funds to prevent states from implementing their own marijuana laws. The statements issued by the DOJ are, however, only guidelines provided to federal law enforcement agencies in setting priorities for the investigation and prosecution of violations of federal laws criminalizing marijuana and the effects of the federal spending legislation are not yet apparent.

Even in states where the sale and use of recreational or medical marijuana is permitted, we may be unable to obtain a license and may have to rely on collaborative arrangements with licensed entities.

Certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state and/or may require certain licensure. In such states, we may be required to enter into a collaborative arrangement with a local entity holding the necessary licenses. Securing such an arrangement may be difficult to enter into and/or expensive to maintain. Additionally, our operations would be entirely dependent on the licensed entity’s ability to maintain the required licenses, and a loss of licensure by the licensed entity would have a material adverse effect on our operations.

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In states where we are permitted to operate directly, licensing requirements may be difficult and/or expensive to satisfy and maintain.

In states where we are permitted to operate directly, the licensure application and approval process may require significant time and expense. Additionally, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the various laws, regulations and licensure requirements of each state. Compliance may also include a subjective factor that could allow a state to revoke our licenses even though we believed we were complying with all applicable requirements. The loss of such licenses for any reason would likely result in a material adverse effect on our operations.

In states where the sale and use of recreational or medical marijuana is permitted, local ordinances and regulations may adversely affect the Company and our strategic collaborators, such as growers and dispensaries.

In addition to the federal pre-emption and state law issues mentioned above, local laws and regulations may impact the Company and our strategic collaborators, such as growers and dispensaries, in jurisdictions where marijuana is legal under state law. Ordinances and regulations related to zoning, limiting the size of growers or levying exorbitant taxes and fees on marijuana-related businesses may have a material adverse effect on business and operations.

Laws and regulations affecting the regulated marijuana industry are constantly changing and we cannot predict the impact of future regulations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations. Legal or regulatory changes in the jurisdictions in which we operate or intend to operate may require us to incur substantial costs associated with compliance or alterations to our business plan. For example, on January 4, 2018, the DOJ suspended the Cole Memo and was replaced with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the safe harbor provided under the Cole Memo. Further, violations of these ever-changing laws and regulations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations.

Our ability to achieve significant financial success is dependent on additional states and local governments legalizing marijuana.

There can be no assurance that the number of states that allow the use of medical or recreational marijuana will increase and there can be no assurance that the 33 existing states that permit the medical use of marijuana will not reverse their position in the future. As our growth is dependent upon the continued legalization of marijuana for medical and recreational use, the failure of additional states and local governments to legalize marijuana would significantly curtail our growth potential.

The difficulty of the Company to obtain various insurances that are typically available to businesses may expose us to additional risk and financial liabilities.

Workers compensation, general liability, and directors’ and officers’ insurance, among other types of business-related insurance, may be more difficult and/or more expensive to secure due to our engagement in the marijuana industry. If we are forced to go without such insurance or pay a substantially higher premium than anticipated, we may be prevented from engaging in certain strategic collaborations or partnerships, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities.

The Company may have difficulty accessing the service of banks.

On February 14, 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana-related businesses. However, such guidance fell short of the explicit legal authorization that banking industry officials requested from the federal government. To date, it is unclear whether any banks have relied on the guidance and accepted marijuana-related companies as customers. If we, as well as our clients, partners and strategic collaborators, have difficulty accessing the service of banks, we may not have access to the capital necessary to maintain our operations or may be subject to the security risks of a cash business.

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The market for our products is unproven.

While consumer demand for marijuana-based products is well established, consumer demand for other products utilizing cannabinoid extracts is still unproven. Lack of acceptance by end users and/or the failure of distributors or customers to accept our products, or the price point of our products could have a material adverse effect on us and could prevent us from ever becoming profitable. Further, the cost of educating the market regarding marijuana e products utilizing cannabinoid extracts could prove to be unfeasible.

The medical marijuana industry faces strong opposition.

Well-funded, politically significant businesses may provide strong economic and political opposition to the medical marijuana industry and the industry could face a material threat from the pharmaceutical companies as marijuana continues to take market share from their products. Any inroads the pharmaceutical industry makes in halting or rolling back the medical marijuana movement could have a detrimental impact on the market for our products and thus on our business, operations and financial condition.

Our future customers are going to be subject to higher effective federal tax rates, which higher rates could also apply to us if we are deemed to be a marijuana business.

The Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing them to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate for a marijuana business depends on how large its ratio of non-deductible expenses is to its total revenue but can be as high as 90%.   This could have an adverse effect on the profitability of our customers, which, in turn, could adversely impact us.   In addition, although we may not sell cannabis and may not be classified as a marijuana business, if we are so classified, this tax provision could have a material adverse effect on our net income and on our ability to ever become profitable.

FDA regulation of cannabis and the possible registration of facilities where cannabis is grown could negatively affect the cannabis industry, which would directly and negatively affect our business and financial condition.

Should the federal government legalize cannabis for medical use, it is possible that the FDA would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified goods manufacturing practices (“cGMPs”) related to the growth, cultivation, harvesting and processing of cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where cannabis is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the cannabis industry and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and/or registration as prescribed by the FDA, we may be unable to continue to operate our business.

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We have a risk of failing to deliver our products and services in an efficient and timely matter, as federal law currently prohibits transportation of cannabis products across state lines.

Federal law presently prohibits and criminalizes the transport of cannabis across state lines. Certain states also prohibit or limit the intrastate transport of cannabis. Accordingly, there can be no assurance that we will be able to deliver our products and services in an efficient and timely manner, either across state lines or within certain states because of legal and regulatory constraints. Failure to make efficient and timely delivery of our services can result in loss of revenue and material adverse impact to our shareholders.

Due to controversy over the cannabis plant within the United States, we face challenges getting our products into stores.

Some of our products are intended for ingestion purposes. There are potential significant health benefits to consuming hemp-based products; however, all products derived from the cannabis plant are controversial. Our products contain only trace amounts of THC and are below the legal limit for ingestion within the U.S. However, we anticipate that we may face scrutiny and experience resistance in getting our products into stores due to hesitation by food chains to carry any product even affiliated with the cannabis plant.

The Company’s services and strategy are new, and its industry is evolving. We run the risk of customer acceptance of our technology, methods, and our brand. We have a new business strategy in entering the cannabis market. We focus on becoming a cannabis producer and technology provider for the cannabis industry.

You should consider the Company’s prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving legal cannabis industry. To be successful in this industry, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;

●	attract and maintain a large base of consumers;

●	increase awareness of the Company brand and develop consumer loyalty;

●	establish and maintain strategic relationships with distribution partners and service providers;

●	respond to competitive and technological developments;

●	build an operations structure to support the Company business; and

●	attract, retain, and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals, and its failure to do so would have a material adverse effect on its business, prospects, financial condition and operating results.

The Company’s failure to continue to attract, train, or retain highly qualified personnel could harm the Company’s business.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled personnel to further the Company’s research and development efforts. Competition for such personnel is intense. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

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The Company may be unable to respond to the rapid technological change in its industry and such change may increase costs and competition that may adversely affect its business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize the Company’s market. The continued growth of the internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products and services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of its products and services. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

As our products, technology and methods are in early stages of development and commercialization, functionality and market acceptance cannot be predicted.

Some of the Company’s products, technology and methods are new and are only in early stages of development and commercialization. The Company is not certain that these products, technology and methods will function as anticipated or be desirable to its intended market. Also, some of the Company’s products, technology and methods may have limited functionalities, which may limit their appeal to consumers and put the Company at a competitive disadvantage. If the Company’s current or future products, technology or methods fail to function properly or if the Company does not achieve or sustain market acceptance, it could lose customers or could be subject to claims which could have a material adverse effect on the Company business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand, and market acceptance for recently introduced products, technology and methods are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, the Company’s business, financial condition, and operating results would be materially adversely affected.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, requires the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because the majority of our directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

We may incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company, as defined in Rule 12b-2 under the Exchange Act, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realizes there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i) We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii) We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii) We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected and constituted a material weakness.

We may not be successful in increasing our brand awareness which would adversely affect our business, results of operations and financial condition.

Our future success will depend, in part, on our ability to increase the brand awareness of our website and the services we offer. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness, our business, financial condition and results of operations would be materially adversely affected. In order to build our brand awareness, we must succeed in our marketing efforts, provide high quality services and increase traffic to our website. We intend to spend a significant portion of the proceeds of this offering to expand our marketing efforts as part of our brand-building efforts. These efforts may not be successful which could have an adverse effect on our business, results of operations and financial condition.

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If we do not successfully establish and maintain our company as a highly trusted and respected name for products in this sector and are unable to attract and retain clients, we could sustain loss of revenues, which could significantly affect our business, financial condition and results of operations.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide. In order to be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

If the Company fails to promote and maintain its brand in the market, the businesses, operating results, financial condition, and ability to attract customers will be materially adversely affected.

The Company’s success depends on its ability to create and maintain brand awareness of its product and service offerings. This may require a significant amount of capital to allow it to market the products and establish brand recognition and customer loyalty. Many of its competitors in this market are larger than the Company and have substantially greater financial resources. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of its brand allowing it to compete in this market. The importance of brand recognition will continue to increase because low barriers of entry to the industries in which the Company operates may result in an increased number of direct competitors. To promote its brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. It may not generate a corresponding increase in revenue to justify these costs.

Fluctuations in the price, availability and quality of materials used in our products could have a material adverse effect on our cost of goods sold and our ability to meet our customers’ demands.

Fluctuations in the price, availability and quality of the materials used in the manufacture of our products by third parties could have a material adverse effect on the cost of such products to us or our ability to meet our customers’ demands. We may not be able to pass on all or any portion of higher material prices to our customers.

Risks Related to Management

We are dependent upon our CEO for her services and any interruption in her ability could cause use to cease operations.

The loss of the services of our employee, Ms. Gina Serkasevich, our CEO, Secretary, Treasurer and Director, could have a material adverse effect on us. The loss of Ms. Serkasevich’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to retain our key employee or attract, assimilate or retain other highly qualified employees in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected. In addition, the employment agreement with our key employee contains restrictive covenants that restrict his ability to compete against us or solicit our customers. These restrictive covenants, or some portion of these restrictive covenants, may be deemed to be against public policy and may not be fully enforceable. If these provisions are not enforceable, Ms. Serkasevich may be in a position to leave us and work for our competitors or start his own competing business.

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Our management has limited experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

Senior management is responsible for the operations and reporting of our Company. While Gina Serkasevich has experience in the management of small public companies, the requirements of operating as a small public company are new to most of our management. This lack of public company experience could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be costlier than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Our management may have conflicts of interest.

Some members of our management are employed on a full-time basis by other businesses involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors. We believe that none currently exist but it is our intent to keep any transactions free of conflicts of interest. We have also entered into transactions with our officers and directors , as well as affiliated companies of our officers and directors, and may continue to do so in the future. These transactions may involve conflicts of interest.

Voting power is highly concentrated in one stockholder.

Magenta Value Holdings LLC, controlled by Destiny Aigbe, currently beneficially owns 100% of our outstanding Series A Preferred Stock, which entitles him to 90% of the voting power of the common shares. Such concentrated control of the Company may adversely affect the price of our common stock. A stockholder that acquires common stock will extremely limited voting power in the Company.

Risks Relating to Intellectual Property

If we are unable to protect the secrecy of our proprietary process and methods, we may not be able to compete effectively or operate profitably.

Our success will depend, in large part, on our ability to protect the secrecy of our patent pending process and methods. As we hire employees, enter into strategic collaborations, and bring our products to market, maintaining this secrecy will become increasingly difficult, especially if our patent application is denied or the issuance of the patent is delayed. If competitors are made aware of the aspects of our proprietary process and methods that are not protected by a patent, they may be able to duplicate them or independently develop similar or alternative technologies without infringing on our intellectual property rights.

We may rely on trade secrets to protect our process and methods and may attempt to protect these trade secrets, in part, with confidentiality and non-disclosure agreements with our employees, consultants, partners, strategic collaborators and certain contractors, but there can be no assurance that these agreements would not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors. If our patent pending proprietary process, methods or related trade secrets become known to competitors, we may be unable to compete effectively, resulting in a material adverse effect on our business, financial condition and results of operations.

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We may be subject to litigation with respect to the ownership and use of intellectual property that will be costly to defend or pursue and uncertain in its outcome.

Our success also will depend, in part, on refraining from infringing patents or otherwise violating intellectual property owned or controlled by others. Others may have filed patent applications or have received, or may obtain, issued patents in the United States or elsewhere relating to aspects of our extraction processes or methods, and they may institute litigation against us to protect their intellectual property rights. Such litigation, regardless of the merits, would be extremely expensive and detrimental to our operations. Additionally, it is uncertain whether the issuance of any third-party patents will require us to alter our products or processes, obtain licenses, or cease certain activities. If any licenses are required, there can be no assurance that we will be able to obtain any such licenses on commercially favorable terms, if at all, and if these licenses are not obtained, we might be prevented from pursuing the development and commercialization of certain of our potential products.

There can be no assurance that third parties will not assert claims of infringement against us.

Others may claim rights to the same technology or trade secrets we utilize. From time to time we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, patents and other intellectual property rights of third parties by us or our clients. Any such claims, or any resultant litigation, should it occur, could subject us to significant liability for damages and could result in the invalidation of our contractual proprietary rights. In addition, even if we were to win any such litigation, such litigation could be time-consuming and expensive to defend, and could result in the diversion of time and attention, any of which could materially or adversely affect our business, results of operations and financial condition. Any claims or litigation may also result in limitations on our ability to use such trademarks, patents and other intellectual property unless we enter into arrangement with such third parties, which may be unavailable on commercially reasonable terms.

The illegality of cannabis could make it difficult to enforce any intellectual property protections.

Our company intends to engage in the cultivation, sale, and distribution of cannabis, a Schedule 1 controlled substance, and distribution and use of cannabis remains illegal under Federal law. As such, federal laws and protections which may be available to most businesses, such as intellectual property rights, may not be available to us. As a result, should we decide to obtain intellectual property rights in the future, said rights may never be adequately protected against misappropriation by third parties. Furthermore, since the regulation of cannabis is in a constant state of flux, we cannot provide assurance that we will ever obtain any intellectual property protection, whether on a federal or state level.

Risks Related to This Offering

We may sell additional equity securities in the future and your ownership interest in the Company may be diluted as a result of such sales.

We intend to sell additional equity securities in order to fully implement our business plan. Such sales will be made at prices determined by our Board of Directors based on the market value of the Company and could be made at prices less than the price of the shares of our common stock purchased pursuant to this Prospectus, in which case, investors could experience dilution of their investment.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and shares that are currently restricted, under Rule 144 or otherwise, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

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You may not be able to find a broker who will deposits and/or sell our common stock.

Because of the nature of over-the-counter trading and cannabis related companies in the United Sates at the present time, you may not be able to find a broker to accept, deposit, clear, sell and/or trade HENC stock.

Since our common stock is thinly traded, our stock price may be volatile, and investors may have difficulty selling our shares.

There is limited trading in our common stock in the over-the-counter market. Such thinly traded, illiquid stocks are more susceptible to significant and sudden price changes than stocks that are widely followed by the investment community and that are actively traded on an exchange. Thus, we cannot assure investors that there will at any time in the future be an active trading market for our common stock. Our stock is not listed on a stock exchange and we currently do not intend to seek listing on an exchange. Even if we successfully list the common stock on a stock exchange, we nevertheless could not assure shareholders that an organized public market for our common stock would develop. Investors should purchase shares for long-term investment only and should purchase our securities if and only if they are capable of making and are seeking to make a long-term investment in the Company.

We expect that the market price of our common stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our services on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our common stock.

A significant portion of the proceeds from this offering will be used to fund marketing and promotion of the company and its common stock. The Company plans to potentially use up to half of the proceeds for marketing the company and building awareness among investors. Marketing efforts are likely to include social media and email campaigns designed to encourage investors to purchase our common stock as the Company is simultaneously selling common stock to those same investors.

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Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights, and qualifications of any such series. While we have no intention of issuing shares of preferred stock at the present time, we continue to seek to raise capital through the sale of our securities and may issue shares of preferred stock in connection with a particular investment. Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.

Our stock is considered a “penny stock” as long as it trades below $5.00 per share. This can adversely affect its liquidity.

Our common stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Our future results may vary significantly which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Common Stock may decline significantly.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

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USE OF PROCEEDS

The following table below sets forth the use of proceeds from this Offering depending on the number of shares sold.

Offering Proceeds
Shares Sold	10,000,000	40,000,000	80,000,000
Gross Proceeds from this Offering	$500,000	$2,000,000	$4,000,000
Offering Expenses	(70,000)	(70,000)	(70,000)

Net Offering Proceeds	430,000	1,930,000	3,930,000

Estimated Expenditures
Capital Expenditures	0	950,000	2,100,000
Marketing and Investor Relations	150,000	600,000	1,200,000
Working Capital	280,000	380,000	630,000

The above amounts are estimates. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of the net proceeds from this offering.Until such time as we are able to generate sufficient revenue, we will need to obtain additional financing to fund our operations.

Because the offering is a “best efforts” offering, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

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MARKET FOR OUR COMMON STOCK

Since December 18, 2014, our common stock has been quoted on the Pink Current Tier, which is maintained by the OTC Market Group, under the symbol “HENC”.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock as reported by www.otcmarkets.com. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Prices
	High	Low
NINE MONTHS ENDED September 30, 2021
Third Quarter	$0.08	$0.07
Second Quarter	$0.11	$0.04
First Quarter	$0.31	$0.05

FISCAL YEAR ENDED DECEMBER 31, 2020:
Fourth Quarter	$0.15	$0.02
Third Quarter	$0.07	$0.03
Second Quarter	$0.13	$0.02
First Quarter	$0.03	$0.02

FISCAL YEAR ENDED DECEMBER 31, 2019:
Fourth Quarter	$0.00	$0.00
Third Quarter	$0.00	$0.00
Second Quarter	$0.01	$0.01
First Quarter	$0.01	$0.01

As of September 30, 2021, we had 441,294,088 outstanding shares of common stock which were owned by approximately 2020 shareholders of record. Since some of our common stock is held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of stockholders represented by these record holders.

The Company has not declared any dividends since incorporation and does not anticipate doing so in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion on whether to pay dividends unless the distribution would render us unable to repay our debts as they become due. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

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DILUTION

If you purchase shares in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares and the net tangible book value per share of our common stock immediately after this offering.

The following table illustrates this dilution on a per share basis depending on the number of shares sold in this offering.

	Shares sold in this offering
	10,000,000	40,000,000	80,000,000

Public offering price per share	$0.05	$0.05	$0.05
Shares outstanding at September 30, 2021	441,294,088	441,294,088	441,294,088
Net tangible book value as of September 30, 2021	172,164	172,164	172,164
Net tangible book value per share as of September 30, 2021	nil	nil	nil
Net offering proceeds	$430,000	$1,930,000	$3,930,000
As adjusted net tangible book value after giving effect to this offering	$602,164	$2,102,164	$4,102,164
Shares outstanding after this offering	451,294,088	481,294,088	521,294,088
As adjusted net tangible book value per share after giving effect to this offering	nil	nil	nil
Dilution per share to investors in this offering	$0.05	$0.05	$0.05
Increase in net tangible book value per share attributable to new investors	nil	nil	nil

Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of September 30, 2021.

We may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Hero Technologies Inc. is an early stage cannabis company. The company has a majority stake in BlackBox Systems and Technologies LLC. BlackBox is an aeroponic cannabis cultivation system that provides optimal conditions to enhance photosynthesis and cultivation of large flowering plants, creating increased efficiencies. The BlackBox project consists of environmental growth chambers for the cultivation of large flowering plants based on aeroponic technology. Hero Technologies owns and operates HighlyRelaxing.com under Highly Relaxing LLC. The Company also operates Veteranhempco.com after the acquisition of V Brokers LLC assets.

Our flagship project, Blackbox has applied to the state of Michigan for marijuana licenses which, if granted, will allow Blackbox to cultivate cannabis for sale in the state of Michigan. Blackbox is currently seeking two Michigan marijuana licenses, one for adult use and one for medicinal use. The current status of Blackbox’s marijuana license may be summarized as follows:

·	Blackbox is in the process of pursuing a Class C license, which would permit them to cultivate up to 2,000 marijuana plants for adult use and 1,500 plants for medicinal use.
·	To date, Blackbox has spent approximately $190,577 in pursuit of a marijuana license.
·	Per the MRA, Blackbox is required to pay an initial fee of $40,000 for each license.
·	Blackbox is required to pay a renewal fee for every year that they wish to retain their license. The fee for renewing a marijuana license can range from $30,000 to $50,000, depending on the total weight of the marijuana plants that were cultivated for the preceding year.
·	These licenses will allow Blackbox to cultivate cannabis, within the state of Michigan, for adult use and medicinal use.
·	Blackbox has already completed Step 1 in the application process. However, before Blackbox can submit an application for Step 2, Blackbox is required to complete construction of its greenhouse facilities.
·	Once the facilities are complete, Blackbox may proceed with a Step 2 application, which entails having the newly constructed facility inspected by the Bureau of Fire Services within 60 days after the Step 2 application is submitted.
·	Failure to pass an inspection by the BFS within 60 days may result in the denial of the license.
·	Blackbox is also required, by the MRA, to disclose the sources and total amount of capitalization that is required to operate and maintain a proposed marijuana facility. For a Class C license, Blackbox is required to show that they have $500,000 available to operate and maintain the facility.
·	Completing the Step 2 process will allow the company to proceed with the cultivation of cannabis in Michigan.

Once Blackbox receives a Class C marijuana license for adult use, they will be subject to various provisions and obligations, including the following:

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·	Under rule 420.102(1), one who holds a Class C marijuana license for adult use is permitted to grow 2,000 marijuana plants
·	According to rule 420.102(4) of the MRA, A marijuana grower license authorizes a marijuana grower to transfer marijuana without using a marijuana secure transporter to a marijuana processor or marijuana retailer if both of the following are met:

o

(a) The marijuana processor or marijuana retailer occupies the same location as the marijuana grower and the marijuana is transferred using only private real property without accessing public roadways.

o	(b) The marijuana grower enters each transfer into the statewide monitoring system.

·	Pursuant to rule 420.102(5), A marijuana grower license authorizes sale of marijuana, other than seeds, seedlings, tissue cultures, immature plants, and cuttings, to a marijuana processor or marijuana retailer.
·	Under rule 420.102(7), A marijuana grower must enter all transactions, current inventory, and other information into the statewide monitoring system, known as METRC, as required in these rules. Under the METRC system:

·	a serialized tag must be attached to every plant,
·	and labels must be attached to wholesale packages

·	According to rule 420.102(8), A marijuana grower license does not authorize the marijuana grower to operate in an area unless the area is zoned for industrial or agricultural use. At present, the Company is in compliance with this rule, as we intend to operate in an area that has been zoned for industrial and agricultural use.
·	Under 420.102(9), A marijuana grower may accept the transfer of marijuana seeds, tissue cultures, and clones that do not meet the definition of marijuana plant in these rules at any time from another grower licensed under the acts, these rules, or both. Marijuana.
·	Per rule 420.102(11), A marijuana grower licensee is required to comply with the requirements of the Michigan regulation and taxation of marijuana act and these rules.

With regard to a Class C marijuana license for medicinal use, the MRA imposes very similar provisions and obligations to those state above. According to rule R 420.108 of the MRA, one who possess a Class C marijuana license for medical use is subject to the following obligations:

·	Under rule 420.108(1), one who holds a Class C marijuana license for medicinal use is only permitted to grow marijuana1,500 marijuana plants, as opposed to the 2,000 plants authorized for those who obtain an adult-use license
·	Similar to the rule governing an adult-use license, marijuana under rule 420.108(3), a medicinal-use license authorizes a grower to transfer marijuana without using a secure transporter to a processor or provisioning center if both of the following are met:

o	(a) The processor or provisioning center occupies the same location as the grower and the marijuana is transferred using only private real property without accessing public roadways.
o	(b) The grower enters each transfer into the statewide monitoring system.

·	According to rule 420.108(4), a grower license authorizes sale of marijuana, other than seeds, seedlings, tissue cultures, and cuttings, to a processor or a provisioning center.
·	To be eligible for a grower license, the applicant and each investor in the grower must not have an interest in a secure transporter or safety compliance facility.
·	Under rule 420.108(7), a medicinal-use license, like an adult-use license, requires a grower to enter all transactions, current inventory, and other information into the statewide monitoring system, known as METRC

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·	Similar to the rule for an adult-use license, under rule 420.108(8), a medicinal-use license does not authorize the grower to operate in an area unless the area is zoned for industrial or agricultural use. As mentioned, the Company is in compliance with this rule, as we intend to operate in an area that has been zoned for industrial and agricultural use.

Our goal is to become a low-cost national or internationally branded cannabis company. Through cost measurement methods unused elsewhere by the industry, we will be able to measure costs of production by pound. With this information, we will target production costs of $150 to $350 per pound, and estimate selling cannabis at wholesale prices between $2,400 and $3,200. The end goal is to become a Multi-State Operator (MSO) that is fully integrated from seed to sale

However, there are numerous other developments that will need to occur in order to allow us to implement the final aspects of our business plan and there are no assurances that any of these developments will occur, or if they do occur, that we will be successful in fully implementing our plan.

Since inception of Hero Technologies, we have devoted the majority of our resources to acquiring assets and subsidiaries, organizing and staffing our company, business planning and execution, and raising capital.

·	We have incurred recurring losses, the majority of which is attributable to minimal revenue, compensation expenses, consulting expenses, loss on the sale of a subsidiary, and losses on share conversion.
·	We have funded our operations primarily through issuance of shares for services and proceeds from sale of stock.
·	Our net loss was $12,876,803 and $5,957,927 for the years ended December 31, 2019 and 2020, respectively, and $3,195,507 for the nine months ended September 30, 2021.
·	As of September 30, 2021, we had an accumulated deficit of $38,550,574.
·	Our primary use of cash is to fund operating expenses, which consist primarily of compensation expenses, consulting expenses, and general and administrative expenditures.

As of September 30, 2021, only Veteran Hemp Co. has generated any revenue.

Material changes in our Statement of Operations for the periods shown below compared to the prior periods are discussed below:

Year ended December 31, 2020

Item	Increase (I) or Decrease (D)	Reason
Consulting Expense	I	Increased activity due to cannabis licensing
Impairment of Intangibles	I	Shift in focus and investment towards cannabis assets
Compensation Expense	I	Increased activity due to cannabis licensing
Office, Travel and General	I	Increased activity due to cannabis licensing
Professional Fees	I	Increased activity due to cannabis licensing
Loss on Sale of Subsidiary	D	Final sale of assets to exit the oil business
Unrealized Loss on Investments	I	Shift in focus and investment towards cannabis assets

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Nine months ended September 30, 2021

Item	Increase (I) or Decrease (D)	Reason
Consulting Expense	I	Increased activity due to cannabis licensing
Compensation Expense	I	Increased activity due to cannabis licensing
Office, Travel and General	I	Increased activity due to cannabis licensing
Professional Fees	I	Increased activity due to cannabis licensing

Factors that will most significantly affect future operating results will be:

•	Funding for construction of greenhouses in Michigan under Blackbox
•	Timing related to construction and actual production of cannabis
•	Wholesale cannabis prices in the state of Michigan

Other than the foregoing we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our revenues or expenses.

Results of Operations

Comparison of Results of Operations for the Nine Months Ended September 30, 2021 and September 30, 2020.

	Nine Months ended
	September 30,	September 30,
	2021	2020
Sales	1,885	-
Cost of goods sold	5,531
Gross profit	(3,646)
Operating Expenses
Consulting	356,923	50,000
Loss on settlement of debt	-	6,408
Compensation	309,340	-
Office, travel, general	140,546	79,242
Depreciation expense	1,516	-
Professional fees	156,103	66,092
Total Operating Expenses	(964,428)	(201,742)
Other income (expense), net	(2,227,433)	(45,428)
Net loss	$(3,195,507)	$(247,710)

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Revenue and Cost of Goods Sold

Sales increased by $1,885 for the nine months ended September 30, 2021. The increase was due to the acquisition of Veteran Hemp Co. Cost of Goods sold similarly increased by $5,531.

Operating Expenses

Operating expenses increased from $201,742 to $964,428. This increase was driven by consulting expenses, compensation expenses, professional fees, and office, travel, and general expenses. Increases in professional fees were driven by licensing activity.

Consulting

Consulting expenses increased from $50,000 to $356,923. This increase was driven by licensing and marketing activity, as well as other operating expenses.

Compensation

Compensation expenses increased from $0 to $309,340. This increase was driven by compensation of CEO Gina Serkasevich and consultants. Each of these three were involved in public relations and communication, raising capital, engagement with investors, accounting, filings, marketing, content development, cannabis licensing, and managing vendors and other consultants.

Professional Fees

Professional fees increased from $66,092 to $156,103. This increase was driven by cannabis licensing projects in Michigan and Massachusetts, as well as debt funding attorneys in Michigan.

Capital Resources and Liquidity

Overview

Since our inception, we have recognized limited revenue from our core cannabis operations and have incurred operating losses and negative cash flows from our operations. We have not yet commercialized any product from our planned aeroponic cultivation of cannabis, and we do not expect to generate revenue until completion of greenhouse buildouts. Since our inception through June 2021, we have funded our operations through proceeds from the sale of stock, borrowings on debt, and shares issued for service. We expect our existing cash and cash equivalents, together with the anticipated net proceeds from this offering, to enable us to fund our operating expenses and capital expenditure requirements for the foreseeable future.

Our sources and (uses) of cash for the years ended December 31, 2020 and 2019 are shown below:

	2020	2019
	$	$
Cash provided by (used in) operations	(345,794)	(289,591)
Cash received upon sale of subsidiary	-	48,468
Cash provided by (used in) investing activities	(2,331)	43,026
Cash provided by (used in) financing activities	716,000	315,000

Changes in exchange rates	(344)	(5,031)

Our sources and (uses) of cash for the nine months ended September 30, 2021 and 2020 are shown below:

	2021	2020
	$	$
Cash provided by (used in) operations	(617,197)	(101,585)
Cash provided by (used in) financing activities	270,000	31,940

Our material capital commitments for the twelve months ending December 31, 2022 are:

Description	Amount
(Include all amounts pertaining to Blackbox, cannabis licensing, pre-acquisition development, land acquisition construction, etc.)	$9,000,000

Operating Activities

During the year ended December 31 , 2019, we used $289,591 in operating activities. Cash used in operating activities reflected our net loss of $12,876,803, offset by a $9,000 reduction in operating assets and liabilities, and noncash charges of approximately $12,700,000, which was driven by loss of sale on a subsidiary. The primary use of cash was to fund our operations related to office, travel, and general expenses, as well as professional fees and compensation.

During the year ended December 31, 2020, we used $345,794 of cash in operating activities. Cash used in operating activities reflected our net loss of $5,957,927, offset by a $173,000 increase in our operating assets and liabilities and noncash charges of approximately $5,400,000, which driven by stock-based compensation. The primary use of cash was to fund our operations related to compensation.

During the nine months ended September 30, 2021, we used $617,197 of cash in operating activities. Cash used in operating activities reflected our net loss of $3,225,507 and a net increase of $50,000 in our operating assets and liabilities, offset by approximately $2,528,244 of noncash charges, which was driven by loss from conversion of debt to common stock. The primary use of cash was to fund our operations related to compensation expenses, consulting expenses, and professional fees.

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Investing Activities

During the year ended December 31, 2019 we received $48,000 for the sale of subsidiary. During the year ended December 31, 2020 we used $2,000 for fixed assets. During the nine months ended September 30, 2021, there was no cash used for investing activities.

Financing Activities

During the year ended December 31, 2019, financing activities provided $315,000 for proceeds from the sale of stock and borrowings on debt. During the year ended December 31, 2020, financing activities provided $716,000 for proceeds from the sale of stock. During the nine months ended September 30, 2021, financing activities provided $270,000 for proceeds from the sale of stock.

We anticipate material capital requirements of $9,000,000 for the twelve months ending December 31, 2022.

Other than as disclosed above, we do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonably likely to result in, our liquidity increasing or decreasing in any material way.

Other than as disclosed above, we do not know of any significant changes in our expected sources and uses of cash.

We do not have any commitments or arrangements from any person to provide us with any equity capital.

Our current losses, working capital deficit, and accumulated deficit raise substantial doubt about our ability to continue as a going concern.

Our current operations are being funded by capital that has been raised through the issuance of capital stock. Additionally, we may decide to raise more capital in the future through private offerings, public offerings, and/or debt offerings.

Funding Requirements

Our primary use of cash is to fund operating expenses, primarily consisting of compensation, consulting and professional fees and general administrative expenses.

Because of the numerous risks and uncertainties associated the cannabis industry, we are unable to estimate the exact amount of our operating capital requirements. Our future funding requirements will depend on many factors, including, but not limited to:

·	Regulatory and statutory developments regarding the legalization and commercialization of the marijuana industry in the United States

·	Compensation expenses related to our growing platform

·	Business development opportunities in the form of targeted acquisitions of subsidiaries

·	Investment activities related to the construction and deployment of aeroponic growth technology.

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We currently have no credit facility or committed sources of capital. Because of the numerous risks and uncertainties associated with the cannabis industry and our core businesses, we are unable to estimate the amounts of increased capital outlays and operating expenditures.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through a combination of equity offerings and/or debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt securities, ownership interests will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed, we may be required to delay, limit, reduce or terminate the implementation of our business plans.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

See Note 2 to the December 31, 2020 Financial Statements included as part of this prospectus for a summary of our significant accounting policies.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

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Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 30-90 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventory

Inventory is valued at the lower of the inventory's cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales

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Deferred Income

In some instances, the Company receives payments prior to delivery of its products, whereupon such revenues are deferred until the revenue recognition criteria are met.

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee's requisite service period. The Company recognizes in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees.

Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

Going Concern

Our net losses through September 30, 2021 raise some or substantial doubt about the Company's ability to continue as a going concern.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board ("FASB") issued an Accounting Standards Update ("ASU") 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses . The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company does not believe the adoption of ASU 2017-04 had any material impact on its consolidated financial statements.

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BUSINESS

Overview

The Company’s business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation, technology development, and consulting services relating to the marijuana industry. Ultimately, our intent is to become a low-cost branded cannabis company.

We were originally incorporated as Dujour Products, Inc. on May 15, 2004, in the State of Nevada. Most recently we operated under the name Holloman Energy Corporation. On May 1, 2020, we sold 1,000,000 shares of its Series A preferred stock to Magenta Value Holdings LLC. The Series A preferred shares have the right to cast 90% of the total votes with respect to any and all matters presented to the stockholders of the Company for their action or consideration. After Magenta Value Holdings LLC acquired its preferred shares of the Company, Gina Serkasevich, the CFO of Holloman Energy Corporation was appointed to CEO, Treasurer, and Director. Subsequently, the Company adopted amended and restated articles of incorporation, thereby changing its name to Hero Technologies Inc. In a related transaction, Holloman Value Holdings sold approximately $2,245,000 of debt owed to it by the Company to P2B Capital LLC.

On November 6, 2020, the Company acquired highlyrelaxing.com and subsequently formed Highly Relaxing LLC, an emerging Cannabidiol (“CBD”) therapeutic company located in Denver, CO that provides topical agents and other creams and products . As of September 30, 2021 , Highly Relaxing has not generated revenue for the Company.

On September 10, 2020, the Company formed Blackbox Technologies and Systems LLC. Blackbox Technologies and Systems LLC has been renamed Blackbox Systems and Technologies LLC. Blackbox has applied to the state of Michigan for marijuana licenses, and received step 1 approvals in adult-use and medicinal use. Full licenses if granted, will allow Blackbox to cultivate cannabis in the state of Michigan. If the licenses are granted, Blackbox plans to construct four greenhouses and ----four hoop houses at a cost of approximately $9 million. The greenhouses will grow large cannabis flowering plants based on aeroponic technology. Aeroponics is the process of growing plants in an air or mist environment without the use of soil or an aggregate medium. The Company has a 51% interest in Blackbox. Although the total cost of the project is estimated at $9 million, there are alternative options that will allow the Company to proceed with the project at a lower cost. For example, the lowest cost option, the hoop houses, require a total cost of only $501,196. Below is a table depicting the various options and the estimated number of shares that need to be sold in our public offering to fund each option:

Name of the Option:	Total Cost:	Projected Revenue (assuming $3,200/lbs.):	Number of shares that must be sold to fund the project:
Hoop houses	$501,196	2lb/plant: $1,536,000 6lb/plant: $4,608,000	31,023,920
GrowSpan Greenhouses	$740,000	1lb/plant: $3,456,000 2lb/plant: $6,912,000 4lb/plant: $13,824,000	35,800,000
Ceres (1 SunChamber with Headhouse)	$2,270,000	1lb/plant: $4,608,000 2lb/plant: $9,216,000 4lb/plant: $18,432,000	80,000,000

Blackbox is currently seeking two Michigan marijuana licenses, one for adult use and one for medicinal use. Specifically, Blackbox is in the process of pursuing a Class C license, which would permit them to cultivate up to 2,000 marijuana plants for adult use and 1,500 plants for medicinal use. In order to obtain such a license, Blackbox is required to pay an initial fee of $40,000 for each license. Further, Blackbox is required to pay a renewal fee for every year that they wish to retain their license. The fee for renewing a marijuana license can range from $30,000 to $50,000, depending on the total weight of the marijuana plants that were cultivated for the preceding year.

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At present, Blackbox has satisfied the criteria for Step 1 Prequalification approval for a Class C medicinal-use cannabis license in Michigan. Similarly, Blackbox has also satisfied the criteria for a Step 1 Prequalification approval for a Class C adult-use Cannabis License. To earn a Step 1 Prequalification approval for both licenses, BlackBox had to provide detailed information to the MRA on its sources of capitalization, corporate officers, directors, major shareholders, insurance compliance, financial statements attested to by a certified public accountant, and undergo extensive background checks.

Blackbox has now begun the process for Step 2, which includes approval for a new medical marijuana facility that is being built in Pulaski, Michigan. Further, the company has obtained approval from the Township of Pulaski for three Class C Medicinal Use Cannabis Licenses conditioned on completing Step 2 with the Michigan Marijuana Regulatory Agency ("MRA"). In order to obtain Pulaski's approval, Blackbox had to provide site specific information, advise Pulaski of its facility construction documents, business plan, security arrangements, sanitation plan, and revenue projections. Final approval and licensing for both medicinal and adult-use licenses will occur upon completion of the Pulaski greenhouses, obtaining a Certificate of Occupancy, and a final MRA inspection. Project costs for development of the Pulaski property are now estimated at approximately $8.94 million. The company does not have the ability to fully fund the project; however, the company is diligently working to obtain the necessary financing to move forward with the project. Once the greenhouse facility is constructed, the company will submit a Step 2 application, which entails having the newly constructed facility inspected by the Bureau of Fire Services within 60 days after the Step 2 application is submitted. Failure to pass an inspection by the BFS within 60 days may result in the denial of the license. Blackbox is also required, by the MRA, to disclose the sources and total amount of capitalization that is required to operate and maintain a proposed marijuana facility. For a Class C license, Blackbox is required to show that they have $500,000 available to operate and maintain the facility. Completing the Step 2 process will allow the company to proceed with the cultivation of cannabis in Michigan.

On November 4, 2020 the Company acquired all of the assets of V Brokers LLC dba as Veteran Hemp Co. Veteran Hemp Co. is a seller, broker and wholesaler of cannabidiol (“CBD”) products. The aggregate purchase price for the assets was 2,800,000 shares of the Company’s common stock plus the assumption of certain liabilities. Specifically, the Company assumed all liabilities with respect to assigned contracts. The acquisition closed in November 2020. As of December 31, 2021, Veteran Hemp Co. has generated approximately $2000 in revenue.

Highly Relaxing LLC (the “Company”) is an emerging Cannabidiol (“CBD”) therapeutic company located in Denver, CO that has topical agents and other creams and products.

Competition

We face extreme competition from both larger, better-financed national brands as well as an ever-increasing number of boutique service providers in the cannabis industry. We currently track sixty-nine (69) such providers in this space and are continually monitoring their progress and presence in the industry while working to continue to demonstrate our unique licensing offering. We also track eighty-eight (88) public companies that are either directly in or loosely involved in the cannabis industry.

Regulatory Considerations

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

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As of the date of this Prospectus 36 states and the District of Columbia allow its citizens to use Medical Marijuana. Additionally, 15 states and the District of Columbia have legalized cannabis for recreational use by adults. The state laws are in conflict with the Federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Biden Administration, if it follows Obama Administration policies, is not likely to use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the Administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the Federal Government’s enforcement of current federal laws could cause significant financial damage to us.

The Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana to prevent:

•	the distribution of marijuana to minors;
•	criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;
•	the diversion of marijuana from states where it is legal under state law to other states;
•	state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;
•	violence and the use of firearms in the cultivation and distribution of marijuana;
•	driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;
•	the growing of marijuana on public lands; and
•	marijuana possession or use on federal property.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Since the use of marijuana is illegal under federal law, most banks will not accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for us to operate.

General

As of the date of this prospectus we have one employee, Ms. Serkasevich, a member of our management. We have consulted with and expect to continue to use the services of independent consultants and contractors with whom our management has a pre-existing relationship to perform various professional services, particularly in the area of construction of cultivation.

Our registered office is located at 8 The Green Suite 4000, Dover, DE 19901.

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MANAGEMENT

The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company.

Name	Age	Position	Director Since
Gina Serkasevich	52	Chief Financial Officer, Chief Executive Officer, Sole Director	2020

Ms. Gina Serkasevich has been our since Chief Executive Officer, Chief Financial Officer, and Sole Director since November 2020. Between 2014 and 2020 Ms. Serkasevich was our Chief Financial and Accounting Officer. Previously, she was our Financial Controller and has more than 25 years of domestic and international corporate accounting and finance experience. Since July 2013, she has served as U.S. Controller for EFLO Energy, Inc. (OTCQB), a company focused on the acquisition, exploration and development of oil and gas assets in North America. Prior to 2012, Ms. Serkasevich worked in the Oil and Gas Tanker Transportation industry as a Regional Financial Manager for AET Inc. Limited (2011-2012), as a Financial Consultant for OSG Ship Management, Inc. (NYSE -OSG) (2009-2011) and as a Financial Controller/CFO for Stena Bulk LLC (1998-2008). During her 11-year tenure at Stena Bulk LLC she established the financial, accounting and reporting requirements for the new joint ventures and tanker pools with Sonanagol USA and held the Company Secretary position on both of those companies’ boards of directors. We believe Ms. Serkasevich is qualified to act as a director due to her long - standing relationship with us.

We have not adopted a code of ethics since we only have one officer and director.

There are currently no committees of the Board of Directors. Our board of directors believes it is appropriate for us not to have a standing nominating, audit, or compensation committee because we only have one director. Thus, the size of our board of directors does not require establishing separate committees. Our board of directors has performed, and will perform adequately, the functions of any specific committee.

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since we do not have an audit committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

We do not have any directors who are “independent” as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC.

Executive Compensation

The following table sets forth information concerning all compensation awarded to, earned by or paid during fiscal years 2020 and 2019, to the Named Executive Officers:

	Summary Compensation Table
Name and Position	Year	Salary	Bonus	Stock Awards (1)	Total ($)
Gina Serkasevich	2020	$0	$--	$0	$0
Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary	2019	$0	--	$0	$0

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There was no compensation paid to our officers or directors in 2020 and 2019.

We do not have an employment agreement with Gina Serkasevich. However, on November 24, 2020, we entered into a consulting agreement, that commenced on January 1, 2021, with an entity controlled by Ms. Serkasevich, whereby Ms. Serkasevich would essentially provide to us services which would be provided by a chief executive, financial and accounting officer. In return for these services, we agreed to issue 1,750,000 restricted shares of our common stock to an entity controlled by Ms. Serkasevich , Topline Holding, Inc. Ms. Serkasevich has agreed that she may not sell, in any given week, more than 1% of number of our shares that were traded in the prior week. From the grant date, the fair value of Ms. Serkasevich’s shares is $127,750. The agreement also provides for reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with her services. The consulting agreement expired on December 31, 2021. We expect to renew the consulting agreement.

Transactions with Related Parties

On April 30, 2020, Holloman Value Holdings assigned $2,245,000 owed to it by the Company to P2B Capital. On February 22, 2021, the debt of $2,245,000, including accrued interest of $42,833.33, was paid in full with 65,285,714 shares of the Company’s common stock resulting in a loss on conversion of $2,218,382.

During 2020, the Company sold 1,000,000 shares of its Series A Preferred Stock to Magenta Value Holdings LLC for $1,000. See “Description of Securities” for information concerning the voting rights of the Series A Preferred Stock.

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On December 31, 2020, the Company issued 100,000,000 shares of its restricted common stock to Dark Alpha Capital LLC in exchange for $1,000 cash. Dark Alpha Capital serves as the Company’s advisor on operations, finance, legal matters, and business development, including acquisitions. Since May 2020 the Company has paid Dark Alpha Capital $10,000 per month for services provided to the Company.

Destiny Aigbe controls: P2B Capital LLC, Dark Alpha Capital LLC, Blair Value Holdings LLC, Rose Value Holdings LLC, and Magenta Value Holdings LLC.

As of September 30, 2021, the Company issued 4,295,863 restricted shares of its common stock to the following related parties:

Name	Shares	Consideration
Topline Holdings, Inc.	1,750,000	Services Rendered
Konkler Enterprises Inc.	208,635	Services Rendered
James Bradley	2,337,228	Services Rendered

The Company owns 51% of Blackbox Systems and Technologies LLC. James Bradley, a principal shareholder of the Company, owns 10.42% of Blackbox.

On January 15, 2021, the Company issued Topline Holdings, Inc., an entity controlled by Gina Serkasevich, our only officer and director, 875,000 shares of common stock for advisor and managerial services.

On February 22, 2021, the Company engaged Konkler Enterprises Inc., an entity controlled by Matthew Konkler, a principal shareholder of the Company, as consultant for managerial services and issued Konkler Enterprises Inc. 208,635 restricted shares of common stock.

On February 22, 2021, the Company engaged James Bradley, a principal shareholder of the Company, as consultant for managerial services and issued Mr. Bradley 2,337,228 restricted shares of common stock.

On September 15, 2021, the Company issued Topline Holdings, Inc., an entity controlled by Gina Serkasevich, our only officer and director, 875,000 shares of common stock for advisor and managerial services.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the number of shares of common stock and preferred stock owned of record and beneficially by our executive officers and directors, persons who hold 5% or more of our outstanding common stock, and by all officers and directors as a group:

Name	Number of Common Shares Owned	Number of Preferred Shares Owned	Percent of Class (Common Shares)	Percent of Class (Preferred Shares)	Total Voting Power Based on Common and Preferred Shares
MAGENTA VALUE HOLDINGS LLC[1]		1,000,000		100.00%	90%
HOLLOMAN VALUE HOLDINGS LLC[2]	81,892,111		18.59%		1.86%
DARK ALPHA CAPITAL LLC[1]	40,000,000		9.08%		0.91%
P2B CAPITAL LLC[1]	21,761,905		4.94%		0.49%
BLAIR VALUE HOLDINGS LLC[1]	30,000,000		6.81%		0.68%
ROSE VALUE HOLDINGS LLC[1]	30,000,000		6.81%		0.68%
DMB LLC[3]	43,523,809		9.88%		0.98%
JAMES BRADLEY[4]	145,861,037		33.12%		3.31%
DESTINY AIGBE[5]	121,761,905	1,000,000	27.64%	100.00%	92.76%
GINA SERKASEVICH[6]	925,000		0.21%		0.02%
All directors and officers as a group (one person)	925,000		0.21%		0.02%

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(1) Magenta Value Holdings LLC, Dark Alpha Capital LLC, Blair Value Holding LLC, Rose Value Holdings LLC, and P2B Capital LLC and are owned and controlled by Destiny Aigbe. The address for each of these entities is 8 The Green Suite 4000, Dover, DE, 19901. Magenta Value Holdings LLC owns and controls one hundred percent of the Company's Series A preferred shares which have 90% of the voting powers of the Company.

(2) Holloman Value Holdings LLC is owned and controlled by Collin Holloman. The address for Holloman Value Holdings LLC is 333 N. Sam Houston Parkway E. Houston, TX, 77060.

(3) DMB LLC is owned and controlled by James Bradley. The address for DMB LLC is 2928 Dupont Road, Fort Wayne, IN, 46825.

(4) In addition to the 43,523,809 shares that are owned by James Bradley by way of DMB LLC, Mr. Bradley directly owns 102,337,228 in the Company. Combined, James Bradley owns a total of 145,861,037 in the Company.

(5) Combined, Destiny Aigbe owns 122,761,905 shares in the Company. This total is based on Mr. Aigbe’s ownership interest in Magenta Value Holdings LLC, Dark Alpha Capital LLC, P2B Capital LLC, Blair Value Holdings LLC, and Rose Value Holdings LLC.

(6) Shares are held of record by Topline Holdings LLC, a company owned and controlled by Gina Serkasevich, our CEO and sole Director. The address for Ms. Serkasevich and Topline Holdings LLC is 310 Commons Trail Ln, Huffman, TX, 77336.

SELLING SHAREHOLDERS

		Shares	Share Ownership
	Shares	Offered by this	After the Offering
Name of Selling Stockholder	Owned	Prospectus	Number	Percent(1)
Konkler Enterprises Inc.	14,817,558	14,817,558	-	-
DMB LLC	43,523,809	43,523,809	-	-
James Bradley	102,337,228	25,000,000	77,337,228	14.9
Dark Alpha Capital LLC	40,000,000	25,000,000	15,000,000	2.9
P2B Capital LLC	21,761,905	21,761,905	-	-
Kevin Gerbers	6,678,333	6,678,333	-	-
Chris Garten	834,986	834,986	-	-
Travis Clegg	1,252,479	1,252,479	-	-

(1) Assumes all shares offered by the Company are sold.

The controlling persons of the non-individual selling shareholders are:

Name	Controlling Person
Konkler Enterprises Inc.	Matthew Konkler
DMB LLC	James Bradley
Dark Alpha Capital LLC	Destiny Aigbe
P2B Capital LLC	Destiny Aigbe

36

Destiny Aigbe controls all of our outstanding shares of preferred stock and 121,761,905 shares of our common stock. None of the other selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer within the meaning of Section 3 of the Securities Exchange Act of 1934.

Until a market develops for our common stock, the registered shares may be sold at a price of $0.07 per share.

A market develops for our common stock when our common stock becomes quoted on the OTCQB, OTCQX, or a national securities exchange.

In order for shareholders to sell our shares at market prices, there must be an established public trading market for those shares, and the Commission does not consider the OTC Pink to be such a market for these purposes. The company is currently trading on the OTC Pink.

The shares of common stock may be sold by one or more of the following methods, without limitation:

•	a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	face-to-face transactions between sellers and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholders and any broker/dealers who act in connection with the sale of their securities may be deemed to be “underwriters” within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholder enters into an agreement to sell his or her securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

37

The selling shareholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

We have advised the selling shareholders that they, and any securities broker/dealers or others who sell the common stock or warrants on behalf of the selling shareholders, may be deemed to be statutory underwriters and will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a “distribution” of the securities owned by the selling shareholder, the selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

PLAN OF DISTRIBUTION

In General

We are offering up to 80,000,000 shares of our common stock on a best-efforts basis, at a price of $0.05 per share. This offering will terminate at the earliest of the date on which all shares offered have been sold or the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no funds will be returned once an investor’s subscription agreement has been accepted by us.

We intend to sell the shares we are offering through the efforts of our Chief Executive Officer, Gina Serkasevich. Ms. Serkasevich will not receive any compensation for offering or selling the shares we are offering. We believe that Ms. Serkasevich is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1of the Securities and Exchange Commission. In particular, Ms. Serkasevich:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

•	is not to be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	is not an associated person of a broker or dealer; and

•	meets the conditions of the following:

•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

38

As of the date of this prospectus, we have not entered into any agreements with broker-dealer or selling agents for the sale of the shares. However, we reserve the right to engage FINRA-member broker-dealers or sales agents. In the event we engage FINRA-member broker-dealers or sales agents, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of the shares. In connection with our appointment of a broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 7% on the sale of shares by the broker-dealer. If we engage a broker-dealer or a sales agent to sell any of the shares we are offering, we will file a post-effective amendment to our registration statement, of which this prospectus forms a part, disclosing our arrangement with the broker-dealer or sales agent.

Procedures for Subscribing

If you are interested in subscribing for shares in this offering, please go to www.herotechnologiesinc.com and electronically receive and review the information set forth on this website or contact us at info@herotechnologiesinc.com.

Thereafter, should you decide to subscribe for shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement; and

•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions

After we receive your complete executed subscription agreement and the funds required under the subscription agreement have been received by us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all funds from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of your subscription funds. All accepted subscription agreements are irrevocable.

This prospectus will be available for viewing and downloading by prospective investors 24 hours per day, seven days per week, on the SEC’s website, www.sec.gov.

By executing the subscription agreement and paying the purchase price for the shares subscribed, each investor agrees to accept the terms of the subscription agreement.

39

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $1,000 of the shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $250. In our discretion, we may accept initial subscriptions for less than $1,000.

Issuance of Certificates

At such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased shares.

Transferability of the shares

The shares we are offering will generally be freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 950,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by our Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus, we had not issued any shares of preferred stock.

40

During 2020, we issued 1,000,000 of Series A Preferred Stock to Magenta Value Holdings LLC.

Series A Preferred Stock is not:

•	eligible for dividends,
•	redeemable,
•	convertible into any other class of our capital stock, and
•	entitled to any liquidation preference.

The holder of the Series Preferred Stock, with such votes to be counted together with all other share of capital stock having general voting powers and not separately as a class, has the right to vote to 90% of the total votes with respect to any and all matters presented to our stockholder’s for their action or consideration.

Transfer Agent

Transhare Corporation

Bayside Center

117755 North US Highway 19 Suite 140

Clearwater, FL 33764

(303) 662-1112.

INDEMNIFICATION

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934, as amended, may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXPERTS

Our financial statements as of and for the years ended December 31, 2019 and 2020 included in this prospectus have been audited by M&K CPAS, PLLC, independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits which are part of the registration statement. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains our Registration Statement on Form S-1.

41

HERO TECHNOLOGIES, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Hero Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hero Technologies Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ (deficit) equity, and cash flows for the two-year period then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

F-2

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Stock Based Compensation

As discussed in Note 2 to the financial statements, the Company issues stock-based compensation in accordance with ASC 718, Compensation. Auditing management’s calculation of the fair value of stock-based compensation can be a significant judgment given the fact that the Company uses management estimates on various inputs to the calculation. To evaluate the appropriateness of the fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the stock-based compensation.

Evaluation of Intangible Assets

As discussed in Note 5, the Company acquired two entities during 2020 accounted for as business combinations, which required assets and liabilities assumed to be measured at their acquisition date fair values. At each reporting period, certain intangible assets are required to be assessed annually for impairment based on the facts and circumstances at that time. Auditing management’s evaluation of intangible assets can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not easily able to be substantiated.

Given these factors and due to significant judgements made by management, the related audit effort in evaluating management’s judgments in evaluation of intangible assets required a high degree of auditor judgment.

The procedures performed included evaluation of the methods and assumptions used by the Company, tests of the data used and an evaluation of the findings. We evaluated and tested the Company’s significant judgments that determine the impairment evaluation of goodwill and intangible assets.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2020

Houston, TX

April 15, 2021

F-3

HERO TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash	$437,126	$69,595
Inventory	72,686	-
Prepaid expenses	47,000	205,000
Total current assets	556,812	274,595

Non-current Assets
Investments	-	113,442
Property and Equipment	8,361	-
Goodwill	5,881	-
Total Non-current assets	14,242	113,442
Total Assets	$571,054	$388,037

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$47,923	$256,510
Convertible loans payable, current portion - related party	2,245,000	2,005,000
Total current liabilities	2,292,923	2,261,510

Non-Current Liabilities:
Loans payable
Convertible loans payable, long term portion -related party	-	240,000
Total non-current liabilities	-	240,000
Total Liabilities	2,292,923	2,501,510

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized:
10,000,000 preferred shares, par value $0.001 per share
950,000,000 common shares, par value $0.001 per share
Issued and outstanding:
1,000,000 preferred shares at December 31,2020 (0 at 2019)	1,000	-
357,095,087 common shares at December 31,2020 (144,737,790 at 2019)	357,095	144,738
Additional paid-in capital	33,206,878	27,220,007
Stock Payable	149,647	-
Accumulated other comprehensive income	-	344
Accumulated deficit	(35,436,489)	(29,478,562)
Total stockholders' equity (deficit)	(1,721,869)	(2,113,473)
Total Liabilities and Stockholder’s Equity (Deficit)	$571,054	$388,037

The accompanying notes are an integral part of these consolidated financial statements.

F-4

HERO TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2020	2019

Revenue
Sales	$197	$-

Expenses:
Consulting	209,070	-
Impairment of Intangibles	60,700	-
Management and director’s fees	-	1,445
Compensation expense	5,317,100	13,446
Office, travel, and general	193,349	72,924
Professional Fees	58,077	30,239
Total expenses	(5,838,296)	(118,054)

Other income (expense)
Loss on sale of subsidiary	-	(12,707,500)
Unrealized gain (loss) on investments	(60,932)	4,219
Other income (expense)	-	9,896
Interest expense	(58,896)	(53,745)
Total other income (expense)	(119,828)	(12,747,130)

Net Loss before taxes	(5,957,927)	(12,865,184)

Net loss from discontinued operations	-	(11,619)

Net Loss	$(5,957,927)	$(12,876,803)
Foreign currency translation	-	(5,013)
Comprehensive Loss	(5,957,927)	(12,881,816)

Weighted Average Number of Basic and Diluted Common Shares Outstanding	154,877,610	143,686,230

Basic and Diluted Net Loss Per Common Share	$(0.04)	$(0.09)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

HERO TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

	Common Shares		Preferred Shares		Additional		Accumulated Other		Total Stockholders'
Shares	Paid-in Amount	Shares	Amount	Capital	Paid-in Capital	Stock Payable	Comprehensive Income (Loss)	Accumulated Deficit	Equity (Deficit)
Balance, January 1, 2019	139,523,667	$139,523	$-	$-	$21,136,776	$-	$5,357	$(16,601,759)	$10,679,897
Investment Units issued for cash at $.02 per unit	3,750,000	3,750			71,250	-			75,000
Related party issuances for services	1,464,123	1,465			11,981	-			13,446
Net Loss						-		(12,876,803)	(12,876,803)
Foreign Currency translation						-	(5,013)		(5,013)
Balance, December 31, 2019	144,737,790	144,738			27,220,007	-	344	(29,478,562)	(2,113,473)
Related Party issuance on sale of shell	-	-	1,000,000	1,000	(1,000)	-			-
Investment units issued for cash at $.024 per unit	12,107,297	12,107			277,893	-			290,000
Investment units issued for cash at $.0425 per unit	100,000,000	100,000			325,000	-			425,000
Issued for services	250,000	250			13,500	-			13,750
Common Stock issued for cash – related party compensation	100,000,000	100,000			(99,000)	-			1,000
Common Stock – related party compensation					5,299,000	-			5,299,000
Common Stock – related party compensation					-	4,350			4,350
Shares to be issued for acquisition					-	145,297			145,297
Donated Capital					171,478	-			171,478
Net Loss						-		(5,957,927)	(5,957,927)
Foreign Currency Translation						-	(344)		(344)
Balance, December 31, 2020	357,095,087	357,095	1,000,000	1,000	33,206,878	149,647		(35,436,489)	1,721,869

The accompanying notes are an integral part of these consolidated financial statements.

F-6

HERO TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019

OPERATING ACTIVITIES:
Net loss attributable to Hero Technologies Inc.	$(5,957,927)	$(12,865,184)
Net loss from discontinued operations	$-	$(11,619)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss (gain) on investments	60,932	(4,219)
Loss on sale of subsidiary	-	12,707,500
Shares issued for services	5,317,100	13,446
Impairment of intangibles	60,700	-
Change in operating assets and liabilities:
Prepaid expenses	158,000	(100,686)
Accounts payable and accrued liabilities	15,401	91,397
Cash used in operating activities of continuing operations	(345,794)	(169,365)
Cash used in operating activities of discontinued operations	-	(120,226)
Net cash used in operating activities	(345,794)	(289,591)

INVESTING ACTIVITIES:
Cash received for sale of subsidiary	-	48,468
Cash paid for fixed assets	(2,331)	-

Cash provided by (used in) investing activities of continuing operations	(2,331)	48,468
Cash used in investing activities of discontinued operations	-	(5,442)
Net cash provided by (used in) investing activities	(2,331)	43,026

FINANCING ACTIVITIES:
Proceeds from sale of common stock	716,000	75,000
Borrowings on debt	-	240,000
Cash provided by financing activities of continuing operations	716,000	315,000
Cash used in financing activities of discontinued operations	-	-
Net cash provided by financing activities	716,000	315,000
Foreign currency translation adjustment	(344)	(5,013)

NET INCREASE (DECREASE) IN CASH	367,531	63,422

CASH, BEGINNING OF YEAR	69,595	6,173

CASH, END OF YEAR	$437,126	$69,595

NON-CASH INVESTING ACTIVITIES:
Acquisition of subsidiary	$145,297	$-
Preferred shares issued to management	$1,000	$-
Liabilities settled with investments	$223,988	$-

 The accompanying notes are an integral part of these consolidated financial statements.

F-7

HERO TECHNOLOGIES INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Hero Technologies Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2004. Hero Technologies has emerged into a vertically-integrated cannabis company with cultivation, processing and dispensary operations. The Company’s business plan includes cannabis genetic engineering, farmland for both medical and recreational cannabis cultivation, production licenses, distribution licenses, consumer packaging and retail operations, and dispensaries that make the company a Multi-State Operator (MSO). Hero Technologies is a one-stop cannabis shop for its partners and customers, from seed to sale.

The Company’s consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles in the United States (“US GAAP”) which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. The Company has not generated sufficient operating revenues and has funded its operations through the issuance of capital stock.

Our current losses, working capital deficit, and accumulated deficit raise substantial doubt about our ability to continue as a going concern. Our current operations are being funded by capital that has been raised through the issuance of capital stock. Additionally, we may decide to raise more capital in the future through private offerings, public offerings, and/or debt offerings.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with US GAAP, and are expressed in United States dollars. These statements include the accounts of the Company and its wholly owned subsidiaries MassCannabis LLC, Mile High Green LLC, and its majority owned subsidiary Blackbox Technologies and Systems (“Blackbox”). The statements also include the accounts of Highly Relaxing LLC and Veteran Hemp Co., whose assets are owned by the Company. All intercompany transactions and balances have been eliminated.

Accounts Receivable

Accounts receivable consist of trade receivables and are carried at their estimated collectible amounts.

The Company provides credit to its clients in the form of payment terms. The Company limits its credit risk by performing credit evaluations of its clients and maintaining a reserve, if deemed necessary, for potential credit losses. Such evaluations include the review of a client’s outstanding balances with consideration towards such client’s historical collection experience, as well as prevailing economic and market conditions and other factors. Based on such evaluations, the Company determined there was no need for a reserve. The total accounts receivable was $0 at the end of December 31, 2020.

Inventories

Inventories primarily consist of cannabis merchandise and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (FIFO) method. A portion of inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

F-8

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight- line method over the estimated useful lives of the assets, ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current period income or expense. The costs of repairs and maintenance are expensed as incurred. The company purchased $2,331 of assets and acquired $6,030 through its acquisitions in 2020. The total value of property and equipment after depreciation $8,361 at December 31, 2020.

Intangible Assets / Goodwill

The Company accounts for certain intangible assets at cost. Management reviews these intangible assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount, an impairment loss would be recognized to write down the asset to its estimated fair value. The Company performed a qualitative assessment of certain of its intangible assets as of December 31, 2020 and determined that $60,700 of intangible trademarks and customer base included with the Veteran Hemp Co. acquisition were impaired.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relate to carrying values of oil and gas properties, the fair value of debt, the estimated valuation allowance on deferred tax assets and the determination of fair values of stock - based transactions.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

F-9

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission (OLCC), the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) – Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. ASU 2017-04 will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and will be applied prospectively. Early adoption of this standard is permitted. The Company adopted ASU 2017-04 as of January 1, 2020. The Company does not believe the adoption of ASU 2017-04 had any material impact on its consolidated financial statements.

Foreign Currency Translation

The Company and its previous Australian subsidiary’s functional and reporting currency is the United States dollar. The functional currency of the Company’s Canadian subsidiary (which is currently inactive) is the Canadian dollar. Foreign currency financial statements of the Company’s Canadian subsidiary are translated to United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income as a component of stockholders’ (deficit) equity. Foreign currency financial statements of the Company’s previous Australian subsidiary use period end rates for monetary assets and liabilities, historical rates for historical cost balances, and average rates for expenses. If material, translation gains and losses are included in the determination of income. Foreign currency transactions of the Company’s subsidiaries are primarily undertaken in Australian and Canadian dollars. The Company has not, through the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Cash, Cash Equivalents and the Fair Value of Financial Instruments

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. The Company is exposed to a concentration of credit risk with respect to its cash deposits. The Company places cash deposits with highly rated financial institutions in the United States and Australia. At times, cash balances held in financial institutions may be in excess of insured limits. The Company believes the financial institutions are financially strong and the risk of loss is minimal. The Company has not experienced any losses with respect to the related risks and does not believe its exposure to such risks is more than normal.

F-10

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, other receivables, accounts payable, accrued liabilities and demand notes payable approximates their carrying value due to their short-term nature.

Investments

At December 31, 2020 and December 31, 2019, the Company’s investments are stated at fair value. Any unrealized gains and losses on investments are included as component of income (loss) from continued operations. Realized gains and losses from sales on investments are recorded to income at the time of sale using specific identification method. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis. Periodically, the investments are reviewed for other than temporary impairment, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 320, Investments – Debt and Equity Securities, and any losses determined to be other than temporary are realized and are included in other income (expense). The Company recognized an unrealized gain on its investments in 2019 totaling $4,219, which has been included as a component of income (loss) from continued operations in the consolidated statements of operations. The Company recognized an unrealized loss on its investments of $60,932 at December 31, 2020. This is related to 40,416,917 shares of Oilex stock at fair value of $0.004 stock price transferred to Holloman Value Holdings in 2020.   The accrued interest of $231,317 was forgiven, assets consisting of cash at $32,350 and $52,510 fair value of Oilex shares, less outstanding payables totaling $25,201 as agreed upon, was transferred at the time of settlement and sale of the shell. The remaining related party amount of $171,478 was charged to donated capital.

Income Taxes

Income taxes are determined using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

The Company accounts for uncertainty in income taxes by applying a two-step method. First, it evaluates whether a tax position has met a more likely than not recognition threshold, and second, it measures that tax position to determine the amount of benefit, if any, to be recognized in the financial statements. The application of this method did not have a material effect on the Company's consolidated financial statements.

Stock Based Compensation

The Company records compensation expense in the consolidated financial statements for share based payments using the fair value method. The fair value of stock options granted to directors and employees is determined using the Black-Scholes option valuation model at the time of grant. Fair value for common shares issued for goods or services rendered by non-employees is measured based on the fair value of the goods and services received. Share-based compensation is expensed with a corresponding increase to share capital. Upon the exercise of the stock options, the consideration paid is recorded as an increase in share capital.

F-11

Other Comprehensive Income (Loss)

The Company reports and displays comprehensive income and loss and its components in the consolidated financial statements. For the years ended December 31, 2020, and December 31, 2019, the only components of comprehensive income were foreign currency translation adjustments.

Earnings (Loss) Per Share

The Company presents both basic and diluted earnings per share (“EPS”) on the face of the consolidated statements of operations. Basic EPS is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Diluted EPS figures are equal to those of Basic EPS for each period since the Company had no securities outstanding during periods in which the Company generated net income that were potentially dilutive.

3. ACQUISITIONS

The Company formed Blackbox Technologies and Systems LLC in September 10, 2020. Blackbox Technologies and Systems LLC has been renamed Blackbox Systems and Technologies LLC. The Blackbox project consists of environmental growth chambers for the cultivation of large cannabis flowering plants based on aeroponic technology. The Company has a 51% equity interest in Blackbox Systems and Technologies LLC. The address of Blackbox Systems and Technologies LLC is 8000 The Green Suite 4000, Dover, DE.

The Company also purchased www.highlyrelaxing.com and is currently selling CBD topicals and rubs under the name “Highly Relaxing”. Although this is categorized as a business acquisition, the consequences of such acquisition are immaterial. In other words, Highly Relaxing did not have any assets, liabilities, revenue, or inventory. In essence, the Company merely acquired the name of the website. Any website or name acquired had no value as an operating business beyond the cost to set the company up. Hero Technologies has retained the seller on a consulting basis to create and continue the manufacture of the topical rub for the Company and to continue operations. In exchange , the seller will receive 100,000 common shares for these services and $2.00 per topical can of rub sold. This is currently recorded as a stock payable at fair value of $4,350 at a stock price of $0.0435 on the agreement date.

Veteran Hemp Co., bought by HENC through V Broker LLC as an asset acquisition on November 3, 2020, operates an international retail and wholesale online store selling cannabis and cannabidiol. The consideration given for the acquired assets was $145,297. The Company impaired $60,700 which consisted of the trademarks and customer base. It was determined that they would not be used because these items would fall under the Hero Technology brand going forward.

On January 15, 2021, the Company’s subsidiary, BlackBox Systems and Technologies LLC, signed a purchase agreement to acquire 120 acres of Michigan farmland for cannabis cultivation. The purchase agreement is contingent on financing for the target property's $1,500,000 purchase price.

4. RELATED PARTY TRANSACTIONS

Debt of $2,245,000 was assigned to P2B Capital on April 30, 2020 at time of sale of the Company to Magenta Value Holdings. Simultaneously, the accrued interest of $231,317 was forgiven, assets consisting of cash at $32,350 and $52,510 fair value of Oilex shares, less outstanding payables totaling $25,201 as agreed upon, was transferred at the time of settlement and sale of the shell. The remaining related party amount of $171,478 was charged to donated capital.

F-12

On February 22, 2021, the debt of $2,245,000 including interest of $42,833.33 owed to P2B Capital LLC was paid in full with 65,285,714 shares of common stock resulting in a loss on conversion of $2,218,382. The value at the end of the quarter was $4,515,266.

On December 31, 2020, the Company issued 100,000,000 shares of restricted stock to Dark Alpha Capital LLC in a private offering in exchange for $1,000 cash. Dark Alpha Capital serves as the Company’s advisor on operations, finance, legal matters, and business development, including acquisitions. The value of the shares on December 31, 2020 are valued at $5,300,000.

5. CAPITAL STOCK

Preferred Stock

On May 1, 2020, the Company issued 1,000,000 shares of its Series A preferred stock to Magenta Value Holdings LLC resulting in a change in management of the entity. The Series A preferred shares have the right to cast 90% of the total votes with respect to any and all matters presented to the stockholders of the Company for their action or consideration. The Series A preferred shares are not entitled to any dividends or liquidation preferences and are not convertible into shares of the Company’s common stock.

Common Stock

On July 20, 2020, the Company changed its name from Holloman Energy Corporation to Hero Technologies Inc. and increased its authorized capitalization to 950,000,000 shares of common stock with a par value of $0.001.

On June 25, 2020, the Company received $425,000 in working capital from an accredited investor, James Bradley, which were converted into 100,000,000 shares upon completion of the Company’s name change with FINRA.

On July 28, 2020, the Company entered into a Letter of Intent with Crystal Clear Automation LLC (CCA). The letter of intent provides that the Company will have the unlimited use of all of CCA’s current and future technology related to the cannabis and hemp industries. In exchange for the use of this technology, the Company agreed to pay CCA an initial fee of $10,000, 20% of non-dilutable common shares of a to be formed subsidiary of the Company and 20% of the Company’s to be formed subsidiary’s quarterly profits. A formal agreement did not materialize with CCA though CCA continues to act an informal advisor for the Company.

On August 12, 2020, the Company agreed to exchanged 1,000,000 shares of its common stock for a 51% interest in Los Angeles CBD. Los Angeles CBD sells CBD products through a store front located in Los Angeles, CA. On October 20, 2020, the agreement between Los Angeles CBD and the Company was terminated without shares issued and no impact on the Company.

On October 10, 2020, the Company sold 3,757,437 shares of common stock to an individual accredited investor. The shares were sold at a price of $0.024 each. Proceeds from the private placement totaled

$90,000. The entire $90,000 was paid in cash.

F-13

On November 3, 2020, the Company entered into an Agreement to acquire all of the assets of V Brokers LLC dba as Veteran Hemp Co. from Patriot Shield National LLC. Veteran Hemp Co. is a seller, broker, and wholesaler of cannabidiol (“CBD”) products. The aggregate purchase price for the assets will be $250,000 paid with 5,000,000 shares of the Company’s common stock at $0.05 per share plus the assumption of certain liabilities. Under the terms of the Agreement, Patriot Shield National LLC will also assign certain intellectual property, assets, and the website www.veteranhepco.com, to the Company. The first 2,500,000 shares are paid upon closing. The final 2,500,000 shares of common stock will be paid pursuant to the earnout. Veteran Hemp Co. will earn common shares if the following events take place.    (i) 1,400,000 will be earned once the Belize $70,000 wholesale contract is finalized, (ii) 300,000 commons shares will be earned once the setup of a working online payment system or debit/credit processing system for the veteranhempco.com website is final; and (iii) 800,000 common shares upon earning and for $40,000 in EBTIDA from the veteranhempco.com website. Contingent consideration of $145,297 to be issued in shares was recorded in stock payable in 2020 for this acquisition.

On November 4, 2020, the Company purchased www.highlyrelaxing.com and is currently selling CBD topicals and rubs under the name “Highly Relaxing”. Hero Technologies retains the owner on a consulting basis to create and continue the manufacture of the topical rub for the Company and to continue operations. In exchange the seller will receive 100,000 common shares for these services and $2.00 per topical can of rub sold. This is currently recorded as a stock payable at fair value of $4,350 at a stock price of $0.0435 on the date of this agreement. The Company wholly owns Highly Relaxing LLC.

On November 24, 2020, the Company sold 8,349,860 shares of common stock to an individual accredited investor. The shares were sold at a price of $0.024 each. Proceeds from the private placement totaled

$200,000. The entire $200,000 was paid in cash.

On December 21, 2020, the Company retained The Chesapeake Group Inc. to create and execute an investor relations program. In consideration for these services The Chesapeake Group will receive $22,500 and 750,000 common shares issued in three installments finalizing on February 21, 2021. As at December 31, 2020, 250,000 shares were issued at fair value of $13,750 at a stock price of $0.055. The remaining 500,000 shares are due in 2021.

On December 31, 2020, the Company issued 100,000,000 shares of restricted stock to Dark Alpha Capital LLC pursuant to a share purchase agreement in which $1,000 was paid in cash. Dark Alpha Capital serves as the Company’s advisor on operations, finance, legal matters, and business development, including acquisitions. At December 31, 2020 the shares were valued at $5,300,000 with the difference between cash paid and value applied as stock-based compensation.

On January 7, 2021, the Company sold 2,920,896 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$70,000. The entire $70,000 was paid in cash.

On January 15, 2021, the Company issued Topline Holdings Inc 875,000 shares of common stock for 6 months of advisor and managerial services at a fair value of $64,750 at a stock price of $0.074.

On January 18, 2021, the Company issued 2,800,000 shares of common stock to Patriot Shield National LLC in reference to the purchase of Veteran Hemp Co. that was recorded as a stock payable at December 31, 2020.

On January 19, 2021, the Company sold 1,252,479 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$30,000. The entire $30,000 was paid in cash.

F-14

On January 23, 2021, the Company issued the second tranche of 250,000 shares of common stock to Chesapeake Group Inc. at fair value of $13,750 at a stock price of $0.055.

On January 29, 2021, the Company sold 6,259,063 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$150,000. The entire $150,000 was paid in cash.

On February 12, 2021, the Company sold 834,986 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$20,000. The entire $20,000 was paid in cash.

On February 22, 2021, the Company engaged Konkler Enterprises for managerial services and issued Konkler Enterprises 208,635 shares of common stock. at a fair value of $11,579 at a stock price of $0.0555.

On February 22, 2021, the debt of $2,245,000 including interest of $42,833.33 owed to P2B Capital LLC was paid in full with 65,285,714 shares of common stock. The number of shares issued resulted in a loss on conversion of $2,218,382.

On February 22, 2021, the Company engaged James Bradley as an Advisor for managerial services and issued Mr. Bradley 2,337,228 shares of common stock. at a fair value of $129,716 at a stock price of $0.0555.

6. INCOME TAXES

Due to its history of losses, the Company is not subject to federal or state income taxes.

From the inception of the Company and through November 6, 2012, the Company was taxed as a pass-through entity (a limited liability company) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes for the period from November 7, 2012 to December 31, 2012. The net loss generated by the Company for the period January 1, 2012 to November 6, 2012 has been excluded from the computation of income taxes.

  The Company accountts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (Section 740-10-25). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carrybacks and carryforwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company’s tax returns are subject to examination by the federal and state tax authorities. With few exceptions, the entity is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2015.

7. SUBSEQUENT EVENTS

In March 2021 the Company formed a subsidiary, Mile High Green LLC, in the state of Colorado.

On April 1, 2021 the Company issued the last tranche of 250,000 shares of common stock owed to Chesapeake Group Inc.

In April 2021, the Company engaged Investor Brand Network services that provides a larger platform to disseminate all Company communication to its shareholders.

F-15

HERO TECHNOLOGIES

Consolidated Balance Sheets

(UNAUDITED)

	September 30, 2021	December 31, 2020

ASSETS

Current Assets:
Cash	$89,929	$437,126
Accounts receivable	980	-
Inventory	67,155	72,686
Prepaid expenses	1,374	47,000
Total current assets	159,438	556,812

Non-current Assets

Property and Equipment, net	6,845	8,361
Goodwill	5,881	5,881
Total Non-current assets	12,726	14,242

Total Assets	$172,164	$571,054

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$4,979	47,923
Convertible loans payable, current portion – related party		2,245,000
Total current liabilities	4,979	2,292,923

Non-Current Liabilities:
Total non-current liabilities	-	-

Total Liabilities	4,979	2,292,923

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized:
10,000,000 preferred shares, par value $0.001 per share
950,000,000 common shares, par value $0.001 per share
Issued and outstanding:
1,000,000 preferred shares at September 30, 2021 (1,000,000 at 2020)	1,000	1,000
441,294,088 common shares at September 30, 2021 (357,095,087 at 2020)	441,294	357,095
Additional paid-in capital	38,328,917	33,206,878
Stock Payable	27,970	149,647
Non-controlling interest	(81,422)	-
Accumulated deficit	(38,550,574)	(35,436,489)
Total stockholders' equity (deficit)	167,185	(1,721,869)
Total Liabilities and Stockholder’s Equity (Deficit)	$172,164	571,054

The accompanying notes are an integral part of these consolidated financial statements.

F-16

HERO TECHNOLOGIES, INC.

Consolidated Statements of Operations and Comprehensive Loss

(UNAUDITED)

	September 30, 2021	September 30, 2020

Revenue
Sales	$1,885	$-
Cost of Goods	5,531	-
Gross Margin	(3,646)

Expenses:
Consulting	356,923	50,000
Loss on Settlement of Debt	-	6,408
Compensation expense	309,340	-
Office, travel, and general	140,546	79,242
Depreciation expense	1,516	-
Professional fees	156,103	66,092
Total expenses	(964,428)	(201,742)

Other income (expense)
Gain (loss) on share conversion	(2,218,382)	-
Unrealized gain (loss) on expenses	-	(29,365)
Interest income	(9,051)	(16,063)
Total other income (expense)	(2,227,433)	(45,428)

Net Loss	(3,195,507)	(247,170)
Foreign currency translation	-	369
Non-controlling interest in loss of consolidated subsidiaries	81,422	-
Net Loss Attributable to the Company	$(3,144,085)	$(246,801)

Weighted Average Number of Basic and Diluted Common Shares Outstanding	425,760,299	144,737,790

Basic and Diluted Net Loss Per Common Share	$(0.01)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-17

HERO TECHNOLOGIES INC

Consolidated Statements of Stockholders’ Equity (Deficit)

(UNAUDITED)

	Common Shares		Preferred Shares		Additional			Non-	Comprehensive		Total Stockholders’
	Shares	Amount	Shares	Amount	Paid-in Capital	Stock Payable		controlling Interest	Income (Loss)	Accumulated Deficit	Equity (Deficit)
Balance, January 1, 2020	$144,737,790	$144,738	$-	$-	$27,220,007	$		$	$344	$(29,478,562)	$(2,113,473)
Related Party issuance on sale of shell	-	-	1,000,000	1,000	(1,000)		-	-	-	-	-
Investment units issued for cash at $.024 per unit	12,107,297	12,107	-	-	277,893		-	-	-	-	290,000
Investment units issued for cash at $.0425 per unit	100,000,000	100,000	-	-	325,000		-	-	-	-	425,000
Issued for services	250,000	250	-	-	13,500		-	-	-	-	13,750
Common Stock issued for cash – related party compensation	100,000,000	100,000	-	-	(99,000)		-	-	-	-	1,000
Common Stock – related party compensation	-	-	-	-	5,299,000		4,350	-	-	-	5,303,350
Shares to be issued for acquisition	-	-	-	-	-		145,297	-	-	-	145,297
Donated Capital	-	-	-	-	171,478		-	-	-	-	171,478
Net Loss	-	-	-	-	-		-	-	-	(5,957,927)	(5,957,927)
Foreign Currency Translation	-	-	-	-	-		-	-	(344)	-	(344)
Balance, December 31, 2020	357,095,087	357,095	1,000,000	1,000	33,206,878		149,647	-	-	(35,436,489)	1,721,869
Investment units issued for cash at $.024 per unit	11,267,424	11,268		-	258,732		-	-			270,000
Issued for services	550,000	550		-	29,700		-	-			30,250
Common Stock – related party compensation	4,295,863	4,296		-	264,749		-	-			269,045
Common Stock – debt conversion, related party compensation	65,285,714	65,285		-	4,449,981		-	-			4,515,266
Shares issued for acquisition	2,800,000	2,800		-	118,877		(121,677)	-	-
Non-controlling interest				-			-	(81,422)		-	(81,422)
Net loss	-	-	-	-	-		-	-	-	(3,114,085)	(3,114,085)
Balance, September 30, 2021	441,294,088	441,294	1,000,000	1,000	38,328,917		27,970	(81,422)		(38,550,574)	167,185

The accompanying notes are an integral part of these consolidated financial statements.

F-18

HERO TECHNOLOGIES, INC.

Consolidated Statements of Cash Flows

(UNAUDITED)

	September 30, 2021	September 30, 2020

OPERATING ACTIVITIES:
Net loss attributable to Hero Technologies Inc.	$(3,144,085)	$(247,170)
Non-controlling interest in income (loss) of consolidated subsidiaries	$(81,422)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized loss on investments	-	97,155
Depreciation Expense	1,516	-
Shares issued for services	299,295	-
Loss from conversion of debt to common stock	2,227,433	-
Change in operating assets and liabilities
Prepaid expenses	45,626	76,002
Accounts payable and accrued liabilities	(111)	(27,572)
Accounts receivable	(980)	-
Inventory	5,531	-
Net cash used in operating activities	(617,197)	(101,585)

INVESTING ACTIVITIES:
Cash received for sale of subsidiary	-	-
Net cash provided by investing activities	-	-

FINANCING ACTIVITIES:
Proceeds from sale of common stock	270,000	31,940
Net cash provided by financing activities	270,000	31,940

Foreign currency translation adjustment	-	50

NET INCREASE (DECREASE) IN CASH	(347,197)	(69,595)

CASH, BEGINNING OF YEAR	437,126	69,595

CASH, PERIOD END	$89,929	$-

NON CASH INVESTING ACTIVITIES:

Liabilities settled with common stock , related party investments	$2,287,833	$223,988
Shares issued from stock payable	$121,677

The accompanying notes are an integral part of these consolidated financial statements.

F-19

Notes to Unaudited Consolidated Financial Statements

1. NATURE OF OPERATIONS

Hero Technologies Inc. (the “Company”), was incorporated in the State of Nevada on May 14, 2004. Hero Technologies has emerged into a vertically-integrated cannabis company with cultivation, processing and dispensary operations. The Company’s business plan includes cannabis genetic engineering, farmland for both medical and recreational cannabis cultivation, production licenses, distribution licenses, consumer packaging and retail operations, and dispensaries that make the company a Multi-State Operator (MSO). Hero Technologies is a one-stop cannabis shop for its partners and customers, from seed to sale.

The Company’s consolidated financial statements are prepared on a going concern basis in accordance with generally accepted accounting principles in the United States (“US GAAP”) which contemplates the realization of assets and discharge of liabilities and commitments in the normal course of business. The Company has not generated sufficient operating revenues and has funded its operations through the issuance of capital stock.

Our current losses, working capital deficit, and accumulated deficit raise substantial doubt about our ability to continue as a going concern. Our current operations are being funded by capital that has been raised through the issuance of capital stock. Additionally, we may decide to raise more capital in the future through private offerings, public offerings, and/or debt offerings.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with US GAAP, and are expressed in United States dollars. These statements include the accounts of the Company and its wholly owned subsidiaries MassCannabis LLC, Mile High Green LLC, and its majority owned subsidiary Blackbox Systems and Technologies LLC (“Blackbox”). The statements also include the accounts of Highly Relaxing LLC and Veteran Hemp Co., whose assets are owned by the Company. All intercompany transactions and balances have been eliminated.

Accounts Receivable

Accounts receivable consist of trade receivables and are carried at their estimated collectible amounts.

The Company provides credit to its clients in the form of payment terms. The Company limits its credit risk by performing credit evaluations of its clients and maintaining a reserve, if deemed necessary, for potential credit losses. Such evaluations include the review of a client’s outstanding balances with consideration towards such client’s historical collection experience, as well as prevailing economic and market conditions and other factors. Based on such evaluations, the Company determined there was no need for a    reserve at the end of September 30, 2021. The total accounts receivable was $980 at the end of September 30, 2021 and $0 at the end of December 31, 2020.

Inventories

Inventories primarily consist of cannabis merchandise and are stated at the lower of cost or market. Value at September 30, 2021 was $67,155. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (FIFO) method. A portion of inventory is held by certain independent distributors on consignment until it is sold to a third party. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

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Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight- line method over the estimated useful lives of the assets, ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the life of the lease or the useful lives of the assets, whichever is shorter. The cost and related accumulated depreciation and amortization of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is reported as current period income or expense. The costs of repairs and maintenance are expensed as incurred. The total value of property and equipment at September 30, 2021 after depreciation is $6,845 and $8,361 at December 31, 2020.

Intangible Assets / Goodwill

The Company accounts for certain intangible assets at cost. Management reviews these intangible assets for probable impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount, an impairment loss would be recognized to write down the asset to its estimated fair value. The Company performed a qualitative assessment of certain of its intangible assets as of December 31, 2020 and determined that $60,700 of intangible trademarks and customer base included with the Veteran Hemp Co. acquisition were impaired.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these consolidated financial statements relate to carrying values of oil and gas properties, the fair value of debt, the estimated valuation allowance on deferred tax assets and the determination of fair values of stock - based transactions.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

F-21

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission (OLCC), the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return. The Company excludes sales tax collected and remitted to various states from sales and cost of sales.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (Topic 350) – Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 will simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Current guidance requires that companies compute the implied fair value of goodwill under Step 2 by performing procedures to determine the fair value at the impairment testing date of its assets and liabilities following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. ASU 2017-04 will require companies to perform annual or interim goodwill impairment tests by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU 2017-04 will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and will be applied prospectively. Early adoption of this standard is permitted. The Company adopted ASU 2017-04 as of January 1, 2020. The Company does not believe the adoption of ASU 2017-04 had any material impact on its consolidated financial statements.

Foreign Currency Translation

The Company and its previous Australian subsidiary’s functional and reporting currency is the United States dollar. The functional currency of the Company’s Canadian subsidiary (which is currently inactive) is the Canadian dollar. Foreign currency financial statements of the Company’s Canadian subsidiary are translated to United States dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income as a component of stockholders’ (deficit) equity. Foreign currency financial statements of the Company’s previous Australian subsidiary use period end rates for monetary assets and liabilities, historical rates for historical cost balances, and average rates for expenses. If material, translation gains and losses are included in the determination of income. Foreign currency transactions of the Company’s subsidiaries are primarily undertaken in Australian and Canadian dollars. The Company has not, through the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

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Cash, Cash Equivalents and the Fair Value of Financial Instruments

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. The Company is exposed to a concentration of credit risk with respect to its cash deposits. The Company places cash deposits with highly rated financial institutions in the United States and Australia. At times, cash balances held in financial institutions may be in excess of insured limits. The Company believes the financial institutions are financially strong and the risk of loss is minimal. The Company has not experienced any losses with respect to the related risks and does not believe its exposure to such risks is more than normal.

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, other receivables, accounts payable, accrued liabilities and demand notes payable approximates their carrying value due to their short-term nature.

Investments

At September 30, 2021, the Company’s investments are stated at fair value. Any unrealized gains and losses on investments are included as component of income (loss) from continued operations. Realized gains and losses from sales on investments are recorded to income at the time of sale using specific identification method. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis. Periodically, the investments are reviewed for other than temporary impairment, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 320, Investments – Debt and Equity Securities, and any losses determined to be other than temporary are realized and are included in other income (expense). The Company recognized an unrealized gain on its investments in 2019 totaling $4,219, which has been included as a component of income (loss) from continued operations in the consolidated statements of operations. The Company recognized an unrealized loss on its investments of $60,932 at December 31, 2020. This is related to 40,416,917 shares of Oilex stock at fair value of $0.004 stock price transferred to Holloman Value Holdings in 2020. The accrued interest of $231,317 was forgiven, assets consisting of cash at $32,350 and $52,510 fair value of Oilex shares, less outstanding payables totaling $25,201 as agreed upon, was transferred at the time of settlement and sale of the shell. The remaining related party amount of $171,478 was charged to donated capital.

Income Taxes

Income taxes are determined using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

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The Company accounts for uncertainty in income taxes by applying a two-step method. First, it evaluates whether a tax position has met a more likely than not recognition threshold, and second, it measures that tax position to determine the amount of benefit, if any, to be recognized in the financial statements. The application of this method did not have a material effect on the Company’s consolidated financial statements.

Stock Based Compensation

The Company records compensation expense in the consolidated financial statements for share based payments using the fair value method. The fair value of stock options granted to directors and employees is determined using the Black-Scholes option valuation model at the time of grant. Fair value for common shares issued for goods or services rendered by non-employees is measured based on the fair value of the goods and services received. Share-based compensation is expensed with a corresponding increase to share capital. Upon the exercise of the stock options, the consideration paid is recorded as an increase in share capital.

Other Comprehensive Income (Loss)

The Company reports and displays comprehensive income and loss and its components in the consolidated financial statements. For the periods ended September 30, 2021 and December 31, 2020, the only components of comprehensive income were foreign currency translation adjustments.

Earnings (Loss) Per Share

The Company presents both basic and diluted earnings per share (“EPS”) on the face of the consolidated statements of operations. Basic EPS is computed by dividing net earnings (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Diluted EPS figures are equal to those of Basic EPS for each period since the Company had no securities outstanding during periods in which the Company generated net income that were potentially dilutive.

3. ACQUISITIONS

The Company formed Blackbox Technologies and Systems LLC in September 10, 2020. Blackbox Technologies and Systems LLC has been renamed Blackbox Systems and Technologies LLC. The Blackbox project consists of environmental growth chambers for the cultivation of large cannabis flowering plants based on aeroponic technology. The Company has a 51% equity interest in Blackbox Technologies and Systems. LLC. Blackbox Technologies and Systems LLC which incurred initial operating expenses and resulted in a non-controlling interest at September 30, 2021.

The Company also purchased a website and business currently selling CBD topicals and rubs under the name “Highly Relaxing”. Hero Technologies will retain the owner on a consulting basis to create and continue the manufacture of the topical rub for the Company and to continue operations. In exchange the seller will receive 100,000 common shares for these services and $2.00 per topical can of rub sold. This is currently recorded as a stock payable at fair value of $4,350 at a stock price of $0.0435 on the agreement date.

F-24

Hero Technologies Inc. acquired the Veteran Hemp Co. assets of V Broker LLC as an asset acquisition on November 3, 2020 . Veteran Hemp Co. operates an international retail and wholesale online store selling cannabis and cannabidiol. The consideration given for the acquired assets was $145,297. The Company impaired $60,700 which consisted of the trademarks and customer base. It was determined that they would not be used because these items would fall under the Hero Technology brand going forward.

On January 15, 2021, the Company’s subsidiary, BlackBox Systems and Technologies LLC, signed a purchase agreement to acquire 120 acres of Michigan farmland for cannabis cultivation. The purchase agreement is contingent on financing for the target property’s $1,500,000 purchase price.

4. RELATED PARTY TRANSACTIONS

Debt of $2,245,000 was assigned to P2B Capital on April 30, 2020 at time of sale of the Company to Magenta Value Holdings. Simultaneously, the accrued interest of $231,317 was forgiven, assets consisting of cash at $32,350 and $52,510 fair value of Oilex shares, less outstanding payables totaling $25,201 as agreed upon, was transferred at the time of settlement and sale of the shell. The remaining related party amount of $171,478 was charged to donated capital.

On February 22, 2021, the debt of $2,245,000 including interest of $42,833.33 owed to P2B Capital LLC was paid in full with 65,285,714 shares of common stock resulting in a loss on conversion of $2,218,382. The value at the end of the quarter was $4,515,266.

On December 31, 2020, the Company issued 100,000,000 shares of restricted stock to Dark Alpha Capital LLC in a private offering in exchange for $1,000 cash. Dark Alpha Capital serves as the Company’s advisor on operations, finance, legal matters, and business development, including acquisitions. The value of the shares on December 31, 2020 was $5,300,000.

For the nine months ending on September 30, 2021, the Company issued 4,295,863 shares of its common stock to related parties for compensation valued at $269,045.

5. CAPITAL STOCK

Preferred Stock

On May 1, 2020, the Company issued 1,000,000 shares of its Series A preferred stock to Magenta Value Holdings LLC resulting in a change in management of the entity. The Series A preferred shares have the right to cast 90% of the total votes with respect to any and all matters presented to the stockholders of the

Company for their action or consideration. The Series A preferred shares are not entitled to any dividends or liquidation preferences and are not convertible into shares of the Company’s common stock.

F-25

Common Stock

On July 20, 2020, the Company changed its name from Holloman Energy Corporation to Hero Technologies Inc. and increased its authorized capitalization to 950,000,000 shares of common stock with a par value of

$0.001.

On June 25, 2020, the Company received $425,000 in working capital from an accredited investor, James Bradley, which were converted into 100,000,000 shares upon completion of the Company’s name change with FINRA.

On July 28, 2020, the Company entered into a Letter of Intent with Crystal Clear Automation LLC (CCA). The letter of intent provides that the Company will have the unlimited use of all of CCA’s current and future technology related to the cannabis and hemp industries. In exchange for the use of this technology, the Company agreed to pay CCA an initial fee of $10,000, 20% of non-dilutable common shares of a to be formed subsidiary of the Company and 20% of the Company’s to be formed subsidiary’s quarterly profits. A formal agreement did not materialize with CCA though CCA continues to act an informal advisor for the Company.

On August 12, 2020, the Company agreed to exchanged 1,000,000 shares of its common stock for a 51% interest in Los Angeles CBD. Los Angeles CBD sells CBD products through a store front located in Los Angeles, CA. On October 20, 2020, the agreement between Los Angeles CBD and the Company was terminated without shares issued and no impact on the Company.

On October 10, 2020, the Company sold 3,757,437 shares of common stock to an individual accredited investor. The shares were sold at a price of $0.024 each. Proceeds from the private placement totaled $90,000. The entire $90,000 was paid in cash.

On November 3, 2020, the Company entered into an Agreement to acquire all of the assets of V Brokers LLC dba as Veteran Hemp Co. from Patriot Shield National , LLC. Veteran Hemp Co. is a seller, broker, and wholesaler of cannabidiol (“CBD”) products. The aggregate purchase price for the assets will be $250,000 paid with 5,000,000 shares of the Company’s common stock at $0.05 per share plus the assumption of certain liabilities. Under the terms of the Agreement, Patriot Shield National LLC will also assign certain intellectual property, assets, and the website www.veteranhempco.com, to the Company. The first 2,500,000 shares are paid upon closing. The final 2,500,000 shares of common stock will be paid pursuant to the earnout. Veteran Hemp Co. will earn common shares if the following events take place. (i) 1,400,000 will be earned once the Belize $70,000 wholesale contract is finalized, (ii) 300,000 commons shares will be earned once the setup of a working online payment system or debit/credit processing system for the veteranhempco.com website is final; and (iii) 800,000 common shares upon earning and for $40,000 in EBTIDA from the veteranhempco.com website. Contingent consideration of $145,297 to be issued in shares was recorded in stock payable in 2020 for this acquisition.

On November 4, 2020, the Company acquired highlyrelaxing.com and subsequently formed Highly Relaxing LLC, an emerging Cannabidiol (“CBD”) therapeutic company located in Denver, CO that provides topical agents and other creams and products. Hero Technologies will retain the owner on a consulting basis to create and continue the manufacture of the topical rub for the Company and to continue operations. In exchange the seller will receive 100,000 common shares for these services and $2.00 per topical can of rub sold. This is currently recorded as a stock payable at fair value of $4,350 at a stock price of $0.0435 on the date of this agreement. The Company wholly owns Highly Relaxing LLC.

On November 24, 2020, the Company sold 8,349,860 shares of common stock to an individual accredited investor. The shares were sold at a price of $0.024 each. Proceeds from the private placement totaled $200,000. The entire $200,000 was paid in cash.

F-26

On December 21, 2020, the Company retained The Chesapeake Group Inc. to create and execute an investor relations program. In consideration for these services The Chesapeake Group will receive $22,500 and 750,000 common shares issued in three installments finalizing on February 21, 2021. As at December 31, 2020, 250,000 shares were issued at fair value of $13,750 at a stock price of $0.055. The remaining 500,000 shares are due in 2021.

On December 31, 2020, the Company issued 100,000,000 shares of restricted stock to Dark Alpha Capital LLC pursuant to a share purchase agreement in which $1,000 was paid in cash. Dark Alpha Capital serves as the Company’s advisor on operations, finance, legal matters, and business development, including acquisitions. At December 31, 2020 the shares were valued at $5,300,000 with the difference between cash paid and value applied as stock - based compensation.

On January 7, 2021, the Company sold 2,920,896 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$70,000. The entire $70,000 was paid in cash.

On January 15, 2021, the Company issued Topline Holdings Inc 875,000 shares of common stock for 6 months of advisor and managerial services at a fair value of $64,750 at a stock price of $0.074.

On January 18, 2021, the Company issued 2,800,000 shares of common stock to Patriot Shield National LLC in reference to the purchase of Veteran Hemp Co. that was recorded as a stock payable at December 31, 2020.

On January 19, 2021, the Company sold 1,252,479 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$30,000. The entire $30,000 was paid in cash.

On January 23, 2021, the Company issued the second tranche of 250,000 shares of common stock to Chesapeake Group Inc. at fair value of $13,750 at a stock price of $0.055.

On January 29, 2021, the Company sold 6,259,063 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$150,000. The entire $150,000 was paid in cash.

On February 12, 2021, the Company sold 834,986 shares of common stock to an unrelated accredited investor. The shares were sold at a price of $0.024 per share. Proceeds from the private placement totaled

$20,000. The entire $20,000 was paid in cash.

On February 22, 2021, the Company engaged Konkler Enterprises for managerial services and issued Konkler Enterprises 208,635 shares of common stock. At a fair value of $11,579 at a stock price of $0.0555.

On February 22, 2021, the debt of $2,245,000 including interest of $42,833.33 owed to P2B Capital LLC was paid in full with 65,285,714 shares of common stock. The number of shares issued resulted in a loss on conversion of $2,218,382.

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On February 22, 2021, the Company engaged James Bradley as an Advisor for managerial services and issued Mr. Bradley 2,337,228 shares of common stock. At a fair value of $129,716 at a stock price of $0.0555.

On April 1, 2021, the Company issued the last tranche of 300,000 shares of common stock owed to Chesapeake Group Inc. at fair value of $16,500 at a stock price of $0.055.

On September 15, 2021, the Company issued Topline Holdings Inc 875,000 shares of common stock for the remaining 6 months of advisor and managerial services for 2021 at a fair value of $63,000 at a stock price of $0.072.

6. NON-CONTROLLLING INTEREST

Non-controlling interest in loss of consolidated subsidiaries was $81,422 and $0 for the nine months ended September 30, 2021 and 2020 . The loss from non-controlling interest resulted in the legal and early construction expenses related to Blackbox Technologies and Systems Inc.’s commencement of the Michigan growth facility. The Company has a 51% equity interest in Blackbox Technologies and Systems. LLC. Blackbox Technologies and Systems LLC.

7. INCOME TAXES

Due to its history of losses, the Company is not subject to federal or state income taxes.

From the inception of the Company and through November 6, 2012, the Company was taxed as a pass-through entity (a limited liability company) under the Internal Revenue Code and was not subject to federal and state income taxes; accordingly, no provision had been made.

The financial statements reflect the Company’s transactions without adjustment, if any, required for income tax purposes for the period from November 7, 2012 to December 31, 2012. The net loss generated by the Company for the period January 1, 2012 to November 6, 2012 has been excluded from the computation of income taxes.

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (Section 740-10-25). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carrybacks and carryforwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company’s tax returns are subject to examination by the federal and state tax authorities. With few exceptions, the entity is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2015 .

8. SUBSEQUENT EVENTS

On October 1, 2021 the Company entered into a note to borrow $200,000 over a 6-month period with interest of $15,000 and issuance of 750,000 shares of common stock to an unrelated accredited investor.

The common shares were at fair value at a stock price of $0.068 per share.

On October 11, 2021 the Company engaged Chesapeake Group, Inc. for one month of consulting services to assist with Investor Relations. In consideration for these services the company issued 300,000 shares of common stock at a fair value of $23,850 at a stock price of $0.0795.

On October 13, 2021 the Company engaged North Equities for three months of consulting services to assist with Social Media and Client Outreach. In consideration for these services the company issued 632,912 shares of common stock at a fair value of $50,000 at a stock price of $0.079.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$1,273
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Miscellaneous Expenses	3,807
Total*	$70,000

* All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

The Nevada Revised Statutes and the Company’s Bylaws provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The Company relied upon the exemption provided by Rule 504 of the Securities and Exchange Commission in connection with the sale of these shares. There was no general solicitation in connection with the sale of these shares. The persons who acquired these securities acquired them for their own accounts. The securities cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid in connection with the sale of these securities.

On May 6, 2019, the Company issued 578,409 shares to Holloman Value Holdings LLC at $0.013 per share.

On December 31, 2019, the Company issued 885,714 shares to Holloman Value Holdings LLC at $0.007 per share.

On November 11, 2020, the Company issued 3,757,437 shares to Kevin Gerbers at $0.024 per share.

On November 24, 2020, the Company issued 8,349,860 shares to Konkler Enterprises LLC at $0.024 per share.

On December 1, 2020, the Company issued 100,000,000 shares to James Bradley at $0.0043 per share.

On December 23, 2020, the Company issued 250,000 shares to Chesapeake Group, Inc at $0.03 per share.

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On December 31, 2020, the Company issued 100,000,000 shares to Dark Alpha Capital, at $0.00001 per share

On January 7, 2021, the Company issued 2,920,896 shares to Kevin Gerbers, at $0.024 per share.

On January 18, 2021, the Company issued 2,800,000 shares to Patriot Shield National LLC at $0.05 per share.

On January 23, 2021, the Company issued 250,000 shares to Chesapeake Group, INC, at $0.01 per share.

On January 29, 2021, the Company issued 6,259,063 shares to Konkler Enterprises at $0.024 per share.

On January 29, 2021 the Company issued 1,252,479 shares to Travis Clegg at $0.024 per share.

On February 12, 2021, the Company issued 834,986 shares to Christopher Garten at $0.024 per share.

On February 15, 2021, the Company issued 875,000 shares to Topline Holdings, Inc at $0.001 per share.

On February 22, 2021, the Company issued 65,494,349 shares to P2B Capital LLC at $0.035 per share.

On February 22, 2021, the Company issued 2,337,228 shares to James Bradley at $0.001 per share.

On March 30, 2021, the Company issued 300,000 shares to Chesapeake Group, Inc. at $0.001 per share.

On September 15, 2021, the Company issued 875,000 shares to Topline Holdings, Inc. at $0.001 per share.

On October 1, 2021, the Company issued 750,000 shares to Konkler Enterprises LLC at $0.0667 per share.

On October 11, 2021, the Company issued 300,000 shares to Chesapeake Group, Inc. at $0.001 per share.

On October 13, 2021, the Company issued 632,912 shares to North Equities Corporation at $0.001 per share.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company’s operations. There was no general solicitation in connection with the sale of these securities. The persons who acquired these securities acquired them for their own accounts. The securities cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid in connection with the sale of these securities.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with or incorporated by referenced in this report:

The following exhibits are filed with or incorporated by referenced in this report:

Item No.	Description
3.1	Articles of Incorporation, as amended
3.2	Bylaws
5	Opinion of Counsel
10.2	Advisory and Consulting Agreement with Gina Serkasevich
21.1	List of Subsidiaries
23.1	Consent of Attorneys
23.2	Consent of Accountants

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section l0 (a)(3) of the Securities Act:

ii.

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933 (the “Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hoffman, State of Texas, on January 12, 2022.

HERO TECHNOLOGIES, INC.

/s/ Gina Serkasevich
By: Gina Serkasevich, Chief Executive Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gina Serkasevich Gina Serkasevich	Chief Executive, Financial, and Accounting Officer and Sole Director	January 12, 2022

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